UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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ALLIANT ENERGY CORPORATION
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ALLIANT ENERGY CORPORATION

2016

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ALLIANT ENERGY

YOUR VOTE IS IMPORTANT

ALLIANT ENERGY.

Dear Alliant Energy Shareowner,

On behalf of our Board of Directors and the Company, please join us at the 2016 Annual Meeting of Shareowners on May 13, 2016, in Madison, Wisconsin. The details of the meeting are included in the following pages, and I encourage you to attend in person if you can. At the very least, please consider submitting your vote in advance by returning your proxy card, or voting online at www.alliantenergy.com/eproxy or over the phone at 1-866-883-3382. Your participation is critical to the success we see year after year.

I’m proud of the focus and creativity our employees used to deliver another year of solid performance. For the past five years, your investment in Alliant Energy delivered a higher return than the Standard & Poor's 500 Index or the Edison Electric Institute Stock Index. Our financial performance resulted in a targeted annual dividend increase.

The results we deliver to our customers and our communities are just as important. Our customers benefit from the work we have done to modernize our electric system and expand our natural gas system. We are also transforming our generation system by investing in environmental controls, performance upgrades and increasing the ratio of natural gas generation and renewable energy in our system. Our communities benefit from the volunteer work of our employees and our economic development efforts. We believe that by improving reliability for our customers and supporting our communities, we can deliver results to you, our shareowner.

Remember, you are a big part of all that we do. Your vote counts. Please help us continue the momentum in 2016.
Sincerely,
Patricia Leonard Kampling
Chairman, President and CEO
March 10, 2016

NOTICE OF 2016 ANNUAL MEETING OF SHAREOWNERS OF ALLIANT ENERGY CORPORATION

DATE:	Friday, May 13, 2016
TIME:	10:30 a.m. C.D.T.
PLACE:	Alliant Energy Center of Dane County
1919 Alliant Energy Center Way
Madison, Wisconsin 53713
AGENDA:

1.	Elect four (4) directors nominated by our Board of Directors to serve on our Board of Directors for terms expiring at the 2019 Annual Meeting

2.	Approve, on a non-binding, advisory basis, the compensation of our named executive officers

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016

4.	Attend to any other business properly presented at this meeting
RECORD DATE: March 15, 2016
Shareowners of record of our common stock as of the close of business on March 15, 2016 will be entitled to notice of, and to vote at, the Annual Meeting.
PROXY VOTING: YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please vote promptly.
If your shares are registered with our Shareowner Direct Plan or the Alliant Energy Corporation 401(k) Savings Plan, then you may vote those shares by telephone or Internet. Instructions for voting by these convenient methods are on the enclosed proxy card. If you prefer, you may sign and date the enclosed proxy card and return it in the postage-paid envelope.
ATTENDING THE ANNUAL MEETING:
If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card and present your photo identification at the door. Otherwise, please follow the voting instructions on page 52 of the accompanying Proxy Statement under “How do I vote?”
ANNUAL REPORT:
A copy of our Annual Report for the fiscal year ended December 31, 2015 was included in the mailing of this Notice of 2016 Annual Meeting of Shareowners.
Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on May 13, 2016. The Alliant Energy Corporation Proxy Statement for the 2016 Annual Meeting of Shareowners and the Annual Report for the fiscal year ended December 31, 2015, are available at www.alliantenergy.com/eproxy.
By Order of the Board of Directors,
James H. Gallegos
Senior Vice President, General Counsel & Corporate Secretary
Dated, mailed and made available on the Internet on or about March 31, 2016.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, please vote promptly.

TABLE OF CONTENTS

SUMMARY

Proxy Summary

This summary highlights information contained in this Proxy Statement. It is only a summary. Please read the entire Proxy Statement and 2015 Annual Report before you vote.

2016 Annual Meeting of Shareowners

Date and Time: May 13, 2016 at 10:30 a.m. C.D.T.

Record Date: March 15, 2016

Place: Alliant Energy Center of Dane County, 1919 Alliant Energy Center Way, Madison, Wisconsin 53713

Voting Matters		Board Recommendation	Page
1.	Election of Four Director Nominees	FOR all Director Nominees	1
2.	Advisory Approval of Executive Compensation	FOR	48
3.	Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for 2016	FOR	51

Vote your proxies today in one of the following methods:

INTERNET	PHONE	MAIL
www.alliantenergy.com/eproxy	1-866-883-3382	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received by May 12, 2016.
Use the Internet to vote your proxy until 11:59 p.m. (CDT) on May 12, 2016.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CDT) on May 12, 2016.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

See pages 52-55 for directions on voting your proxies and to see how your votes are counted.

ELECTION OF DIRECTORS

Proposal One—ELECTION OF DIRECTORS
Annual Election
At our annual meeting of shareowners (the "Annual Meeting"), four directors will be elected with terms expiring in 2019. The nominees for election as recommended by the Nominating and Governance Committee and selected by the Board of Directors are:

•Michael L. Bennett
•Deborah B. Dunie
•Darryl B. Hazel
•Thomas F. O’Toole

Each of the nominees is currently serving on our Board of Directors and, if elected as a director, will serve until our Annual Meeting of Shareowners in 2019 or until his/her successor has been duly qualified and elected.
Directors will be elected by a plurality of the votes cast at the meeting (assuming a quorum is present). Consequently, any shares not voted at the meeting, including as a result of broker non-votes, will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are unable to serve, or for good reason will not serve, a contingency the Board of Directors does not currently anticipate.
Brief biographies of the director nominees and continuing directors follow. Each nominee and continuing director’s age is as of December 31, 2015.
We are a public utility holding company whose regulated utilities are Interstate Power and Light Company ("IPL") and the Wisconsin Power and Light Company ("WPL"). The composition of our Board of Directors is identical to the composition of the Boards of Directors of IPL and WPL.

☑	The Board of Directors recommends that you vote "FOR" the nominees for director.

ALLIANT ENERGY | 2016 Proxy Statement | 1

ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

Mr. Bennett has been a private investor with Albaton Enterprises LLC in Sioux City, Iowa, since May 2010. He previously served as President and Chief Executive Officer of Terra Industries Inc., an international producer of nitrogen products headquartered in Sioux City, Iowa, since April 2001. He also served as Chairman of the Board and President of Terra Nitrogen Company, L.P., a subsidiary of Terra Industries Inc. He has served as the non-executive Chairman of the Board of OCI N.V., an international construction and fertilizer company, since January 2013, and OCI Partners LP since October 2013. He has served as a director of Arclin, Inc., a privately held company located in Atlanta, Georgia since 2010. Mr. Bennett has served as a Director of IPL and WPL since 2003.

Mr. Bennett is an audit committee financial expert. Mr. Bennett’s qualifications to serve on our Board of Directors include his leadership of a publicly-traded company and his experience in operations, finance, customer perspectives, legal, human resources, risk management and safety matters.

Michael L. Bennett Age: 62 Director Since: 2003 Nominated for a Term Expiring in: 2019 Committee Memberships: •Audit •Nominating and Governance

Ms. Dunie retired in 2014 from her position as Executive Vice President and Chief Technology Officer of CACI International Inc., an information solutions and services company in the government sector. She held that position since 2006. Prior to that, she served in various key information policy positions in government and private businesses such as the Department of Defense - Office of the Secretary of Defense, Oracle Corporation, Raytheon Company, Martin Marietta (now part of Lockheed Martin), General Electric and ITT Corporation. She has served on the Board of Directors of Science Applications International Corporation, an engineering and information technology provider, since 2015. Ms. Dunie has served as a Director of IPL and WPL since 2015.

Ms. Dunie's qualifications to serve on our Board of Directors include her strong experience in information technology and cybersecurity, leadership of a publicly-traded company and her experience in operations, human resources, risk management and diversity matters.

Deborah B. Dunie Age: 51 Director Since: 2015 Nominated for a Term Expiring in: 2019 Committee Memberships: •Compensation and Personnel •Safety, Environmental, Policy and Operations

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ELECTION OF DIRECTORS

Mr. Hazel has been the principal of Darryl B. Hazel Consulting LLC, a business consulting firm in Detroit, Michigan, since January 2010. He retired in January 2010 from his position as Senior Vice President, Global Services Initiatives of Ford Motor Company, an automobile manufacturer. He also served as President of the Customer Service Division and Senior Vice President of Ford Motor Company from March 2006 to September 2009. He previously served as President of Marketing of Ford Motor Company from September 2005 to March 2006; President of the Ford Division from April 2005 to September 2005; and President of the Lincoln Mercury Division from August 2002 to April 2005. He serves as the Chairman of the Safety, Environmental, Policy and Operations Committee. Mr. Hazel has served as a Director of IPL and WPL since 2006.

Mr. Hazel’s qualifications to serve on our Board of Directors include his long-term leadership experience as an executive of a publicly-traded company and its subsidiaries along with his experience in operations, customer perspectives, human resources, risk management, technology, safety and diversity matters.

Darryl B. Hazel Age: 67 Director Since: 2006 Nominated for a Term Expiring in: 2019 Committee Memberships: •Compensation and Personnel •Executive •Safety, Environmental, Policy and Operations (Chair)

Mr. O’Toole has served as Senior Vice President and Chief Marketing Officer and President, MileagePlus of United Continental Holdings, Inc., a global air carrier, since 2015, and has been with the global air carrier for over six years in senior marketing and related positions. He previously served United as Senior Vice President, Marketing and Loyalty and President, MileagePlus from 2012 to 2014; Chief Operating Officer, MileagePlus from 2010 to 2012 and Chief Marketing Officer in 2010. Before his time at United, Mr. O’Toole led marketing for over 13 years at Hyatt Hotels Corporation, serving as Chief Marketing Officer, preceded by marketing leadership positions at Renaissance Hotels International and Stouffer Hotels. Mr. O’Toole has served as a Director of IPL and WPL since 2015.

Mr. O'Toole's qualifications to serve on our Board of Directors include his strong experience in customer perspectives, leadership of a publicly-traded company and his experience in finance, operations, legal, risk management, technology systems and diversity matters.

Thomas F. O'Toole Age: 58 Director Since: 2015 Nominated for a Term Expiring in: 2019 Committee Memberships: •Audit •Safety, Environmental, Policy and Operations

ALLIANT ENERGY | 2016 Proxy Statement | 3

ELECTION OF DIRECTORS

CONTINUING DIRECTORS

Mr. Allen has served as Senior Vice President and Chief Financial Officer at Rockwell Collins, Inc., in Cedar Rapids, Iowa, since 2005. Mr. Allen previously served in various financial officer positions at Rockwell Collins and its subsidiaries since 2001. He has passed the certified public accounting exam. He serves as the Chairman of the Audit Committee. Mr. Allen has been a Director of IPL and WPL since 2011.

Mr. Allen is an audit committee financial expert. Mr. Allen’s qualifications to serve on our Board of Directors include his experience with a publicly-traded company, finance, operations, customer perspectives, risk management, technology and diversity matters.

Patrick E. Allen Age: 51 Director Since: 2011 Term Expires in: 2017 Committee Memberships: •Audit (Chair) •Executive •Safety, Environmental, Policy and Operations

Ms. Kampling has served as our Chairman of the Board of Directors, Chief Executive Officer and President since April 2012. She has also served as Chairman and Chief Executive Officer of IPL and WPL since April 2012. She previously served as President and Chief Operating Officer from February 2011 through March 2012, as Executive Vice President and Chief Financial Officer from September 2010 to February 2011, as Executive Vice President-Chief Financial Officer and Treasurer from January 2010 to September 2010, as Vice President-Chief Financial Officer and Treasurer from January 2009 to January 2010, as Vice President and Treasurer from January 2007 to January 2009, and as Vice President of Finance from August 2005 to January 2007. She has prior industry experience in various executive positions at Commonwealth Edison Company and other subsidiaries of Exelon Corporation. Ms. Kampling has been a Director of IPL and WPL since 2012. She has served on the Board of Directors of Briggs & Stratton Corporation since January 2011. She also serves on the Boards of Directors of the following entities: American Transmission Company LLC, Wisconsin Manufacturers and Commerce, Edison Electric Institute, American Gas Association, and Electric Power Research Institute.

Ms. Kampling’s qualifications to serve as the Chairman of our Board of Directors include leadership positions in publicly-traded utility companies and her experience in finance, operations, customer perspectives, regulatory, human resources, risk management, environmental, safety, and diversity matters.

Patricia L. Kampling Age: 56 Director Since: 2012 Term Expires in: 2017 Chairman of the Board

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ELECTION OF DIRECTORS

Ms. McAllister has served as counsel in the Washington, D.C. office of the law firm of Husch Blackwell since May 2014. She previously served as a partner in the law firm of Williams and Mullen from December 2012 to May 2014, as a partner at Blank Rome LLP from June 2010 to December 2012, and as a partner in the law firm of LeClair & Ryan LLP from October 2007 to June 2010. Ms. McAllister has served on the Board of Directors of United Rentals, Inc. since 2004. Ms. McAllister has served as a Director of IPL and WPL since 2001.

Ms. McAllister’s qualifications to serve on our Board of Directors include her experience with publicly-traded companies, legal, legislative, regulatory, public affairs, human resources, customer perspectives, environmental and diversity matters.

Singleton B. McAllister Age: 63 Director Since: 2001 Term Expires in: 2017 Committee Memberships: •Compensation and Personnel •Nominating and Governance

Mr. Oestreich is our Lead Independent Director. He served as a consultant to Pioneer Hi-Bred International, Inc., a developer and supplier of advanced plant genetics and a wholly-owned subsidiary of DuPont Corporation, located in Johnston, Iowa from 2010 to 2013. He is now retired. He previously served as Chairman of Pioneer Hi-Bred International, Inc. from November 2007 until December 2009. Mr. Oestreich also served as Vice President of DuPont Corporation from 2004 through 2009. He previously served as President of Pioneer Hi-Bred International, Inc. from 2004 to 2007. He serves as a director of two private companies, Nexsteppe, a feedstock solutions business for biofuels, biopower and biobased product industries, and mOasis, a business involved with agricultural water management through chemistry solutions. He serves as Chairman of the Nominating and Governance Committee. Mr. Oestreich has served as a Director of IPL and WPL since 2005.

Mr. Oestreich is an audit committee financial expert. Mr. Oestreich’s qualifications to serve as a member of our Board of Directors and as our Lead Independent Director include experience with publicly-traded companies, operations, finance, customer perspectives, regulatory, human resources, risk management, technology, environmental and safety matters.

Dean C. Oestreich Age: 63 Director Since: 2005 Term Expires in: 2018 Lead Independent Director Committee Memberships: •Audit •Executive •Nominating and Governance (Chair)

ALLIANT ENERGY | 2016 Proxy Statement | 5

ELECTION OF DIRECTORS

Ms. Sanders has been the President of Carol Sanders Consulting LLC since July 2015, a business consulting firm serving insurance and technology clients. She served as the Executive Vice President and Chief Financial Officer of Sentry Insurance, a Mutual Company, located in Stevens Point, Wisconsin from July 2013 to June 2015. Previously she served as the Executive Vice President and Chief Operating Officer of Jewelers Mutual Insurance Company from November 2012 until July 2013, where she also served as Senior Vice President, Chief Financial Officer and Treasurer from May 2011 until November 2012 and as Chief Financial Officer from 2004 until May 2011. Before that, Ms. Sanders served as Controller and Assistant Treasurer of Sentry Insurance from 2001 to 2004. She serves as Chairman of the Compensation and Personnel Committee. Ms. Sanders has served as a Director of IPL and WPL since 2005.

Ms. Sanders’ qualifications to serve as a member of our Board of Directors include her experience with publicly-traded companies, operations, finance, customer perspectives, regulatory, human resources, risk management, and technology matters.

Carol P. Sanders Age: 48 Director Since: 2005 Term Expires in: 2018 Committee Memberships: •Compensation and Personnel (Chair) •Executive •Nominating and Governance

Ms. Whiting retired in 2014 from her position as the Vice Chair of Nielsen, N.V., a global provider of information into what consumers watch and purchase, in New York, New York. She held that position since 2008. She held various senior management positions with Nielsen since beginning her career there in 1978. Ms. Whiting has served as a Director of IPL and WPL since 2013.

Ms. Whiting’s qualifications to serve as a member of our Board of Directors include her experience with publicly-traded companies, operations, human resources, risk management, customer perspectives, regulatory, environmental, technology matters and diversity matters.

Susan D. Whiting Age: 59 Director Since: 2013 Term Expires in: 2017 Committee Memberships: •Compensation and Personnel •Safety, Environmental, Policy and Operations

6 | ALLIANT ENERGY | 2016 Proxy Statement

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE
a.        Corporate Governance Principles
Our Board of Directors has adopted Corporate Governance Principles that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. Our Corporate Governance Principles are available on our website at www.alliantenergy.com/investors under the “Corporate Governance” link.
b.         Ethical and Legal Compliance Policy
Our Board of Directors has adopted a Code of Conduct that serves as our code of ethics and applies to all employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, as well as the members of our Board of Directors. We make our Code of Conduct available on our website at www.alliantenergy.com/investors under the “Corporate Governance” link. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding amendments to, or waivers from, the Code of Conduct by posting such information on our website.
c.        Director Independence
Our Corporate Governance Principles provide that at least 75% of the members of the Board of Directors must be independent directors under the New York Stock Exchange ("NYSE") corporate governance listing standards. The Audit, Compensation and Personnel, and Nominating and Governance Committees must consist of all independent directors.
The Board of Directors evaluates directors’ independence under the NYSE corporate governance listing standards. This evaluation is based on certain categorical standards of independence, which are included as Appendix A to our Corporate Governance Principles.
The Board of Directors also considers certain other factors in relation to an independence determination. Mr. Allen serves as an executive officer of a company that is a customer of IPL. This customer relationship does not constitute a material relationship under the NYSE corporate governance listing standards cited above or the Securities and Exchange Commission ("SEC") rules governing related-person transactions discussed below. However, the relationship was evaluated under the applicable NYSE corporate governance listing standards and applicable SEC rules. The Board of Directors determined that the relationship did not impair the independence of Mr. Allen.
The Board of Directors has affirmatively determined by resolution that each of Mr. Allen, Mr. Bennett, Ms. Dunie, Mr. Hazel, Ms. McAllister, Ms. Newhall (during her term of service on the Board in 2015), Mr. O’Toole, Mr. Oestreich, Ms. Sanders and Ms. Whiting has no material relationship with us that would impair his or her independent judgment as a director and, therefore, is independent in accordance with the NYSE corporate governance listing standards.
d.        Majority Voting in Uncontested Director Elections
Under our Corporate Governance Principles, if a director nominee in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) receives more “withheld” votes than “for” votes, the director nominee is required to offer his or her resignation to the Chairman of the Board of Directors following certification of the shareowner vote. A Resignation Committee will promptly consider any resignation offers under our Director Resignation Policy and, based on all relevant factors, make a recommendation to the Board of Directors. Within 90 days following the date of the shareowners meeting at which the election occurred, the Board of Directors will make a final determination as to whether to accept the director’s resignation. The determination will be promptly disclosed and will include an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation. A director who tenders his or her resignation under this provision will not be present during the deliberations or voting by the Committee or the Board of Directors regarding whether to accept the resignation offer.
e.        Attendance and Performance Evaluations
Our Board of Directors held nine joint (Alliant Energy, IPL and WPL) Board meetings in 2015. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served, with the exception of Ms. Newhall, who resigned from the Board of Directors effective September 24, 2015.
The Board of Directors and each Board committee conduct performance evaluations annually to determine their effectiveness and suggest improvements for consideration and implementation. In addition, the Compensation and Personnel Committee evaluates the performance of the Chief Executive Officer on an annual basis.
Members of our Board of Directors are expected to attend our Annual Meeting of Shareowners. All members of our Board of Directors were present for our 2015 Annual Meeting.

ALLIANT ENERGY | 2016 Proxy Statement | 7

CORPORATE GOVERNANCE

f.         Related-Person Transactions
We have adopted a written policy regarding related-person transactions. The policy provides that we will annually disclose information regarding related-person transactions as required by regulations of the SEC to be disclosed, or incorporated by reference, in our Annual Report on Form 10-K. For purposes of the policy:
A related-person transaction is generally a transaction in which we are a participant, the amount involved exceeds $120,000, and in which a related person has a direct or indirect material interest. A related-person transaction does not include:

•	The payment of compensation by us to our executive officers, directors or nominees for director

•	A transaction if the interest of the related person arises solely from the ownership of our shares and all shareowners receive the same benefit on a pro-rata basis

•
A transaction in which the rates or charges involved are determined by competitive bids, or that involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed and in conformity with law or governmental authority

•	A transaction that involves services as a bank, transfer agent, registrar, trustee under a trust indenture, or similar services
Furthermore, a related person is not deemed to have a material interest in a transaction if the person’s interest arises only:

•	From the person’s position as a director of another party to the transaction

•	From the ownership by such person and all other related persons, in the aggregate, of less than a 10% equity interest in another entity (other than a partnership) that is a party to the transaction

•
From such person’s position as a limited partner in a partnership and all other related persons have an interest of less than 10% of, and the person is not a general partner of or holds another position in, the partnership

•	From both such director position and ownership interest
Pursuant to the policy, each of our executive officers, directors and nominees for director is required to disclose to the Nominating and Governance Committee certain information regarding related-person transactions for review, approval or ratification by the committee. If possible, such disclosure to the committee should occur before the related-person transaction occurs. In any event, disclosure is required as soon as practicable after the transaction is effected or as soon as practicable after the executive officer, director or nominee for director becomes aware of the related-person transaction.
The Nominating and Governance Committee’s decision whether to approve or ratify the related-person transaction is made based on whether the transaction is contrary to the best interests of our Company. The Committee may take into account the effect of a director’s related-person transaction on such person’s status as an independent member of our Board of Directors and eligibility to serve on Board committees under SEC and NYSE rules.
We had no related-person transactions in 2015, and no related-person transactions are currently proposed.
g.        Risk Oversight
Our Corporate Governance Principles provide that the Board of Directors is responsible for overseeing and understanding our vision and mission, strategic plan, overall corporate risk profile, risk parameters, and annual operating plan for monitoring whether these plans are being implemented effectively. The Board of Directors annually conducts a broad-based risk assessment. For 2015, this risk assessment was conducted in association with reviews by our senior manager of strategic planning. The methodology of the risk assessment identifies key themes and trends, quantifies our key risks, and develops mitigation plans and strategies. This assessment provides the platform to develop appropriate audit plans and to ensure resources are devoted to areas having the highest risk. This assessment culminates in the Strategic Risk Assessment Report to the Board of Directors. The Audit Committee regularly discusses our policies with respect to risk assessment and risk management, our financial risk exposures, and the steps we have taken to monitor and control such exposures. The Safety, Environmental, Policy and Operations Committee also regularly reviews and assesses risk in

8 | ALLIANT ENERGY | 2016 Proxy Statement

CORPORATE GOVERNANCE

relation to our operations. The Board of Directors relies on the Compensation and Personnel Committee to address potential risks arising from our general compensation programs and policies for all employees. The Compensation and Personnel Committee conducted an assessment of these policies and practices in 2015 to determine whether any such risks were reasonably likely to have a material adverse effect on the Company. These results are described in further detail under “Compensation and Personnel Committee Risk Assessment” in the Compensation Discussion and Analysis.
h.        Communication with Directors
Shareowners and other interested parties may communicate with the full Board of Directors, non-management directors as a group, or individual directors (including the Lead Independent Director) by providing such communication in writing to our Corporate Secretary who will post such communication directly to our Board of Directors’ confidential web portal.
i.         Board of Directors Leadership Structure; Executive Sessions
Our Bylaws and our Corporate Governance Principles provide that the Board of Directors is responsible for selecting a Chairman of the Board of Directors and a Chief Executive Officer ("CEO"). Our Corporate Governance Principles also provide that the Board of Directors has the flexibility to decide whether it is best for our Company that the two positions be filled by the same individual. If the Chairman is not an independent director, the Chairman of the Nominating and Governance Committee will be designated the Lead Independent Director. The Board of Directors has determined that the positions of Chairman of the Board of Directors and CEO should be held by one individual with the use of a Lead Independent Director. In choosing to combine the roles of Chairman and CEO, the Board of Directors has expressed its belief that our management, through the Chairman and CEO, should have the primary accountability and the responsibility to act as the spokesperson for us. The Board of Directors believes that maintaining the positions of Chairman and CEO in a single individual promotes a consistent and accurate message to our investors, employees, customers, and other constituencies.

Lead Independent Director Role
As the Chairman of the Nominating and Governance Committee, Mr. Oestreich is currently designated as the Lead Independent Director. The Lead Independent Director is recognized by management and the Board of Directors as a key position of leadership within the Board of Directors. Our Corporate Governance Principles provide that the Lead Independent Director will preside at regular executive sessions of the Board of Directors, without management participation, though our Corporate Governance Principles do not grant the Lead Independent Director any special authority over management. Since adopting the Lead Independent Director position in our Corporate Governance Principles, our Lead Independent Director’s role has developed to encompass additional Board governance activities, including the following:

•	Communicating applicable information from executive session deliberations to the Chairman and CEO

•	Reviewing with the Chairman and CEO items of importance for consideration by the Board of Directors

•	Acting as principal liaison between the independent directors and the Chairman and CEO on sensitive issues

•	Discussing with the Chairman and CEO important issues to assess and evaluate views of the Board of Directors

•	Consulting with any or all of our independent directors, at the discretion of either party and with or without the attendance of the Chairman and CEO

•	In conjunction with the Nominating and Governance Committee, recommending to the Chairman the membership of the various Board committees and selection of the Board committee chairs

•	In conjunction with the Nominating and Governance Committee, interviewing all director candidates and making recommendations to the Board of Directors on director nominees

•	Mentoring and counseling new members of the Board of Directors to assist them in becoming active and effective directors

•
In conjunction with the Nominating and Governance Committee and the Compensation and Personnel Committee, reviewing and approving the philosophy of, and program for, compensation of the independent directors

•	Evaluating, along with the other members of the Board of Directors, the CEO’s performance and meeting with the CEO to discuss the Board of Directors’ evaluation
We believe that the use of a Lead Independent Director has proven effective for us and has greatly facilitated communication of important issues between the Board of Directors and the CEO.
Finally, at every regular meeting of the Board of Directors, the independent directors meet in executive session with no member of our management present.

ALLIANT ENERGY | 2016 Proxy Statement | 9

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors has five standing committees: (1) Audit; (2) Compensation and Personnel; (3) Nominating and Governance; (4) Safety, Environmental, Policy and Operations; and (5) Executive. The Board of Directors has adopted formal written charters for each of the standing committees, which are available on our website at
www.alliantenergy.com/investors under the “Corporate Governance” link. Directors serve on the following committees:

	Audit	Compensation and Personnel	Nominating and Governance	Safety, Environmental, Policy and Operations	Executive
Patrick E. Allen	C			✓	✓
Michael L. Bennett	✓		✓
Deborah B. Dunie		✓		✓
Darryl B. Hazel		✓		C	✓
Patricia L. Kampling					C*
Singleton B. McAllister		✓	✓
Thomas F. O’Toole	✓			✓
Dean C. Oestreich	✓		C		✓
Carol P. Sanders		C	✓		✓
Susan D. Whiting		✓		✓
C = Committee Chairman        C* = Non-Voting Committee Chairman
The following is a description of each committee. The committees of the Board of Directors of IPL and WPL, including the composition and independence of the committees, are identical to the committees of the Company's Board of Directors. The term "joint meetings" in the following descriptions refer to meetings of the Company, IPL and WPL. Except as otherwise noted, all meetings were held jointly.

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MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

1. Audit Committee
Members	Patrick E. Allen, Chair Michael L. Bennett Thomas F. O'Toole Dean C. Oestreich
Independence and Financial Expertise
All members are independent as required by the NYSE Corporate Governance Listing Standards and applicable SEC rules.
The Board of Directors has determined that Mr. Allen, Mr. Bennett, and Mr. Oestreich are audit committee financial experts and that all members are financially literate within the meaning of the NYSE Corporate Governance Listing Standards.

Meetings	The committee held six meetings in 2015.
Charter	The committee charter is available on our website at www.alliantenergy.com/investors under the "Corporate Governance" link.
Responsibilities	The primary responsibilities of the Audit Committee are:
•
Engaging and overseeing the Company’s independent auditors (taking into account the vote on shareowner ratification), considering the qualifications and performance of the independent auditors, periodically reviewing and evaluating the lead audit partner of the independent auditors and periodically considering whether there should be rotation of the independent auditors

	•	Pre-approving all audit engagement services and permitted non-audit services to be performed by the independent auditors
•
Reporting to the Board of Directors on the quality and integrity of the Company’s financial statements and its related internal controls over financial reporting, and reviewing with management and the independent auditors (1) the Company’s annual and quarterly financial statements and other financial disclosures, including earnings press releases and earnings guidance; and (2) major issues as to the adequacy of the Company’s internal control over financial reporting

	•	Reviewing with the independent auditors and the Company’s internal auditors the overall scope and plans for their respective audits
	•	Preparing the Report of the Audit Committee for inclusion in the Company's proxy statement
•
Reviewing and assessing the guidelines and policies governing the Company’s risk management processes, the Company’s major financial risk exposures and actions taken to monitor and control such risk exposures

	•	Reviewing the status of the Company’s compliance with laws, regulations, and internal procedures and monitoring contingent liabilities and risks that may be material to the Company
•
Establishing procedures for the Company to receive, retain and respond to the confidential, anonymous submission by employees of concerns regarding accounting and auditing matters or other federal securities law matters

ALLIANT ENERGY | 2016 Proxy Statement | 11

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

2. Compensation and Personnel Committee
Members	Carol P. Sanders, Chair Deborah B. Dunie Darryl B. Hazel Singleton B. McAllister Susan D. Whiting
Independence	All members are independent as required by the NYSE Corporate Governance Listing Standards and applicable SEC rules.
Meetings	The committee held seven meetings in 2015.
Charter	The committee charter is available on our website at www.alliantenergy.com/investors under the "Corporate Governance" link.
Responsibilities	The primary responsibilities of the Compensation and Personnel Committee are:
	•	Overseeing compensation philosophy and policies relating to compensation of the Company’s executives
	•	Setting corporate goals and objectives relevant to CEO and executive compensation and evaluating the CEO’s performance compared to those goals
	•	Determining and approving the CEO’s compensation and benefits based on the CEO’s performance
	•	Reviewing the recommendations of the CEO with regard to the compensation of the other executive officers and approving such compensation
	•	Reviewing and approving stock ownership guidelines
	•	Reviewing the Compensation Discussion and Analysis and producing a Compensation and Personnel Committee Report for inclusion in the Company’s proxy statement
	•	Evaluating its relationship with any compensation consultant for any conflicts of interest and assessing the independence of any legal, compensation or other external advisors
	•	Overseeing the design of all employee benefit plans and programs of the Company, its subsidiaries and divisions
	•	Evaluating and recommending to the Nominating and Governance Committee the compensation of directors

Additional information on the roles and responsibilities of the Compensation and Personnel Committee is provided in the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement.

Compensation Advisor
The Compensation and Personnel Committee has engaged Pay Governance LLC as its independent external advisor. The committee reviewed its relationship with Pay Governance, considered Pay Governance’s independence and the existence of potential conflicts of interest, and determined that the engagement of Pay Governance did not raise any conflict of interest or other issues that would adversely impact Pay Governance’s independence. In reaching this conclusion, the Committee considered various factors, including:

•	Whether Pay Governance and its advisors provide other services to us

•	The amount of fees we pay to Pay Governance as a percentage of Pay Governance’s total revenues

•	The policies and procedures that Pay Governance has implemented to prevent conflicts of interest

•	Any business or personal relationship of an individual Pay Governance advisor working with us or with a member of the Committee

•	Any of our stock owned by the individual Pay Governance advisor working with us

•	Any business or personal relationships between our executive officers and Pay Governance or the Pay Governance advisor working with us

12 | ALLIANT ENERGY | 2016 Proxy Statement

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Compensation and Personnel Committee Interlocks and Insider Participation
No person who served as a member of the Compensation and Personnel Committee during 2015 (a) served as one of our officers or employees or (b) has any relationship requiring disclosure as a related-person transaction under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the Board of Directors or compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or our Compensation and Personnel Committee.

3. Nominating and Governance Committee
Members	Dean C. Oestreich, Chair Michael L. Bennett Singleton B. McAllister Carol P. Sanders
Independence	All members are independent as required by the NYSE Corporate Governance Listing Standards and applicable SEC rules.
Meetings	The committee held five meetings in 2015.
Charter	The committee charter is available on our website at www.alliantenergy.com/investors under the "Corporate Governance" link.
Responsibilities	The primary responsibilities of the Nominating and Governance Committee are:
•
Developing criteria and qualifications, including independence standards, for selecting director candidates and identifying qualified candidates for membership on the Board of Directors and Board committees

	•	Making recommendations to the Board concerning the composition, size, structure and activities of the Board of Directors and Board committees
	•	Assessing and reporting to the Board of Directors on the performance and effectiveness of the Board of Directors and Board committees
	•	Ensuring that directors receive continuing director education
	•	Reviewing and determining whether to approve or ratify any related-person transactions
	•	Reviewing and reporting to the Board of Directors with respect to director compensation and benefits
	•	Developing and recommending to the Board of Directors corporate governance principles and other corporate governance policies and practices
	•	Overseeing the evaluation of management and development of succession plans for the Company's CEO
The Nominating and Governance Committee is responsible for evaluating nominees for director and director candidates. The committee has criteria to ensure that the specific talents, skills and other characteristics necessary to increase the effectiveness of the Board of Directors are fully represented on the Board.
In fulfilling its responsibility to identify qualified candidates for membership on the Board of Directors, the Nominating and Governance Committee considers, among other factors, the following attributes of candidates:

•	Highest personal and professional ethics, integrity and values

•
Highly accomplished in his or her respective field, with superior credentials and recognition and broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest

•	Ability to exercise sound business judgment

•	Independence from any particular constituency, able to represent all of our shareowners and commitment to enhancing long-term shareowner value

•	Relevant expertise and experience, and the ability to offer advice and guidance to the CEO based on that expertise and experience

•	Sufficient time available to devote to activities of the Board of Directors and to enhance his or her knowledge of our business

ALLIANT ENERGY | 2016 Proxy Statement | 13

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Nominating and Governance Committee maintains a file of potential director nominees, which is reviewed when we search for a new director. The Nominating and Governance Committee will consider recommendations for director nominees made by shareowners and evaluate them using the same criteria as for other candidates. Recommendations received from shareowners are reviewed by the Chair of the Committee to determine whether each candidate meets the minimum membership criteria set forth in the Corporate Governance Guidelines and, if so, whether the recommended candidate's expertise and particular set of skills and background fit the current needs of the Board of Directors. Any shareowner recommendation must be sent to the Corporate Secretary of Alliant Energy at 4902 North Biltmore Lane, Madison, Wisconsin 53718 and must include biographical information. Shareowners wishing to nominate director candidates directly for consideration by shareowners must write to our Corporate Secretary in a timely manner as specified in our Bylaws.
Board of Directors Diversity
Diversity is a component of our core value of respect. We strive to create a workplace in which people of diverse backgrounds, talents and perspectives support our mission. The Nominating and Governance Committee seeks a Board of Directors with diverse opinions, perspectives and backgrounds. We believe we have been effective in assembling a diverse body of individuals as measured by the criteria of age, gender, ethnicity and professional experience specified in our Corporate Governance Principles as shown in the charts below. Sixty percent of our directors are women or ethnically diverse individuals.

Women or Ethnically Diverse	Under Age 60	Women

4. Safety, Environmental, Policy and Operations Committee
Members	Darryl B. Hazel, Chair Patrick E. Allen Deborah B. Dunie Thomas F. O'Toole Susan D. Whiting
Independence	All members are independent as defined by the NYSE Corporate Governance Listing Standards.
Meetings	The committee held six meetings in 2015.
Charter	The committee charter is available on our website at www.alliantenergy.com/investors under the "Corporate Governance" link.
Responsibilities	The primary responsibilities of the Safety, Environmental, Policy and Operations Committee are:
• Reviewing and overseeing environmental policy and planning issues
• Reviewing and overseeing safety issues and policies
• Reviewing and monitoring regulatory matters and public policy issues of significance to the Company
• Reviewing and monitoring issues of strategic importance related to the Company’s operations

14 | ALLIANT ENERGY | 2016 Proxy Statement

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

5. Executive Committee
Members	Patricia L. Kampling, Chair (non-voting) Patrick E. Allen Darryl B. Hazel Dean C. Oestreich Carol P. Sanders
Independence	All members except Ms. Kampling are independent as defined by the NYSE Corporate Governance Listing Standards.
Meetings	The committee held no meetings in 2015.
Charter	The committee charter is available on our website at www.alliantenergy.com/investors under the "Corporate Governance" link.
Responsibilities	The Executive Committee possesses all the power and authority of the Board of Directors when the Board is not in session.

ALLIANT ENERGY | 2016 Proxy Statement | 15

DIRECTOR COMPENSATION

2015 DIRECTOR COMPENSATION
The following table summarizes the compensation paid to, or earned by, our non-employee directors during 2015.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Patrick E. Allen	$205,000	$0	$0	$205,000
Michael L. Bennett	$193,500	$0	$22,462	$215,962
Deborah B. Dunie	$95,000	$0	$0	$95,000
Darryl B. Hazel	$195,000	$0	$10,000	$205,000
Singleton B. McAllister	$190,000	$524	$0	$190,524
Ann K. Newhall(4)	$152,625	$1,519	$12,462	$166,606
Dean C. Oestreich	$223,500	$5,861	$0	$229,361
Thomas F. O'Toole	$96,750	$0	$0	$96,750
Carol P. Sanders	$202,500	$292	$8,121	$210,913
Susan D. Whiting	$190,000	$0	$0	$190,000

(1)
Directors who also are employees at the time of service, such as Ms. Kampling, receive no additional compensation for their service on our Board of Directors and are not included in this table. The compensation received by Ms. Kampling for 2015 is shown in the Summary Compensation Table.

(2)
The other amounts shown in this column include the following aggregate dollar amounts deferred and the corresponding number of shares of common stock acquired in our Alliant Energy Deferred Compensation Plan Stock Account by each of the following directors:

Name	Aggregate Dollar Amounts Deferred	Number of Shares of Common Stock Acquired
Patrick E. Allen	$102,500	1,650
Michael L. Bennett	$95,000	1,529
Ann K. Newhall	$38,156	603
Dean C. Oestreich	$111,750	1,799
Carol P. Sanders	$101,250	1,630
Susan D. Whiting	$133,000	2,141

(3)
For Mr. Bennett and Ms. Newhall, the amounts in this column include $12,462 attributable to director charitable award premiums. For Ms. McAllister, the amount in this column attributable to director charitable award premiums is $0 as no additional premiums are necessary to fund the program for her. The other amounts in this column include payments made to charities through the Alliant Energy matching gift program. Infrequently, spouses and guests of directors accompany the directors on a corporate aircraft when the aircraft is already going to a specific destination for a business purpose at no incremental cost to the Company.

(4)	Ms. Newhall resigned from the Board of Directors effective September 24, 2015.
a.    Retainer Fees
In 2015, all non-employee directors, each of whom served on the Boards of Directors of the Company, IPL and WPL, received an annual retainer for service on all Boards, payable quarterly in advance. The following table describes the annual retainer received for service in 2015 and the annual retainer that will be received for service in 2016, as well as other fees for director services. Fees for 2016 are based on a review of market-based compensation for non-employee directors presented by the Compensation and Personnel Committee’s independent consultant.

Year	Annual Retainer for Service on All Boards	Lead Independent Director	Chairman of the Audit Committee	Chairman of the Compensation and Personnel Committee	Chairman of the Nominating and Governance Committee	Chairman of the Safety, Environmental, Policy and Operations Committee	Other Audit Committee Members
2015	$190,000	$20,000	$15,000	$12,500	$10,000	$10,000	$3,500
2016	$200,000	$20,000	$15,000	$12,500	$10,000	$10,000	$3,500

16 | ALLIANT ENERGY | 2016 Proxy Statement

DIRECTOR COMPENSATION

b.    Meeting Fees
In 2015, directors did not receive any additional compensation for attendance at Board or committee meetings. The same will apply for 2016.
c.    Expense Reimbursements
Pursuant to our directors’ expense reimbursement policy, we reimburse all directors for travel and other necessary business expenses incurred in the performance of their responsibilities for us. Committees are provided the opportunity to retain outside independent advisors, as needed. We also extend coverage to directors under our Directors’ and Officers’ Indemnity Insurance Policies.
d.    Receipt of Fees in Stock
For fees paid in 2015, each director was encouraged to voluntarily elect to use at least 50% of his or her cash retainer to purchase shares of our common stock pursuant our Shareowner Direct Plan, or to defer such amount through the Company Stock Account in the Alliant Energy Deferred Compensation Plan. The same applies to 2016 compensation. A non-employee director may elect to receive, or the Compensation and Personnel Committee may require that a non-employee director be paid all or any portion of his or her annual cash retainer payment or other cash fees in the form of shares of common stock issued under our Amended and Restated 2010 Omnibus Incentive Plan.
e.    Share Ownership Guidelines
Directors are required to be shareowners. The target share ownership level is the number of shares equal to the value of two times the full annual retainer amount received by each of the non-employee directors. Directors have five years after joining the Board of Directors to attain the ownership guideline. Shares held by directors in the Shareowner Direct Plan and the Alliant Energy Deferred Compensation Plan are included in the target goal. As of December 31, 2015, all non-management directors had met the target ownership level, with the exception of Ms. Whiting, who became a director in 2013 and Ms. Dunie and Mr. O'Toole who became directors in 2015. We will continue to monitor the status of the target ownership levels and review them with the Board of Directors.
f.    Alliant Energy Deferred Compensation Plan
Under the Alliant Energy Deferred Compensation Plan, directors may elect to defer all or part of their retainer fee to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals credited to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50%. Deferrals credited to the Equity Account are treated as invested in an S&P 500 Index fund. Deferrals credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under our Alliant Energy Corporation 401(k) Savings Plan as made available by our Investment Committee and selected by the director. Deferrals credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested in our common stock. Directors may elect that the deferred compensation account be paid in a lump sum or in annual installments for up to 10 years at the election of the director. Payments from our Alliant Energy Deferred Compensation Plan for any reason other than death or retirement are made in a lump sum.
g.    Directors’ Charitable Award Program
We maintain a Directors’ Charitable Award Program in which certain of our directors participate. The Board of Directors has terminated this program for all directors who joined the Board after January 1, 2005. The participants in this program currently are Mr. Bennett and Ms. McAllister. The purpose of the program is to recognize our directors’ interest in supporting worthy charitable institutions. Under the program, when a director dies, we will donate a total of $500,000 to up to five qualified charitable organizations selected by the individual director. The individual director derives no financial benefit from the program. We take all deductions for charitable contributions and we fund the donations through life insurance policies on the directors. Over the life of the program, all costs of donations and premiums on the life insurance policies, including a return of our cost of funds, will be recovered through life insurance proceeds on the directors. The program, over its life, will not result in any material cost to us. The cost to us of the program for the individual directors participating in 2015 is included in the “2015 Director Compensation” table above.
h.    Alliant Energy Matching Gift Program
Directors are eligible to participate in the Alliant Energy Foundation, Inc. matching gift program, which is generally available to all employees and retirees. Under this program, the foundation matches 100% of charitable donations over $50 to eligible charities up to a maximum of $10,000 per year for each director.

ALLIANT ENERGY | 2016 Proxy Statement | 17

OWNERSHIP OF VOTING SECURITIES

OWNERSHIP OF VOTING SECURITIES
Listed below are the number of shares of our common stock beneficially owned as of March 2, 2016, by (1) the executive officers listed in the Summary Compensation Table, (2) all of our director nominees and directors, and (3) all director nominees, directors and the executive officers as a group. No individual director or officer owned more than 1% of the outstanding shares of common stock on that date. The directors and executive officers as a group owned less than 1% of the outstanding shares of common stock on that date. No director or officer owns any other equity of Alliant Energy Corporation or any of its subsidiaries. None of the shares held by the officers and directors are pledged.

Name of Beneficial Owner	Shares Beneficially Owned(1)
EXECUTIVE OFFICERS
Patricia L. Kampling	120,146
Thomas L. Hanson	44,888
James H. Gallegos	24,051
Douglas R. Kopp	11,732
John O. Larsen	22,212
DIRECTOR NOMINEES
Michael L. Bennett	42,275
Deborah B. Dunie	2,000
Darryl B. Hazel	12,531
Thomas F. O'Toole	503
DIRECTORS
Patrick E. Allen	7,546
Singleton B. McAllister	15,853
Dean C. Oestreich	29,227
Carol P. Sanders	25,244
Susan D. Whiting	7,529
All Executive Officers and Directors as a Group (16 people)	387,494

(1)
Total shares of Company common stock outstanding as of March 2, 2016 were 113,558,878. Executive officers and directors own fractional shares of common stock. Fractional shares have been rounded to the nearest whole share in this table and footnote. Included in the beneficially owned shares shown are shares of common stock held in deferred compensation plans: Mr. Allen — 5,872, Mr. Bennett — 41,712, Mr. Hazel — 11,748, Ms. Kampling — 1,883, Ms. McAllister — 9,310, Mr. Oestreich — 28,227, Mr. O'Toole — 403, Ms. Sanders — 25,244, Ms. Whiting — 4,729, Mr. Gallegos — 479, Mr. Hanson — 4,815, Mr. Kopp — 622, Mr. Larsen — 7,857 (all executive officers and directors as a group — 142,901).

The following table sets forth information regarding beneficial ownership by the only owners known to us to own more than 5% of our common stock. The beneficial ownership set forth below has been reported on Schedule 13G filings with the SEC by the beneficial owners, as of the date provided below.

Amount and Nature of Beneficial Ownership
	Voting Power		Investment Power
Name and Address of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Percent of Class
BlackRock, Inc. (and certain affiliates) 55 East 52nd Street New York, NY 10055 (dated as of January 8, 2016)	11,111,307	0	11,906,180	0	11,906,180	10.50%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355 (dated as of February 10, 2016)	118,222	10,300	8,038,393	117,062	8,155,455	7.19%
We own all of the outstanding common stock of IPL and WPL. None of our directors or officers owned any shares of preferred stock of IPL during 2015, and we are not aware of any person who beneficially owns more than 5% of IPL’s preferred stock.

18 | ALLIANT ENERGY | 2016 Proxy Statement

OWNERSHIP OF VOTING SECURITIES

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires a company’s directors, certain officers and persons who own more than 10% of a registered class of a company’s equity securities to file reports of ownership and changes in ownership of such equity securities with the SEC and furnish copies of those reports to such company. As a matter of practice, the Company’s Legal Department assists the Company’s directors and executive officers and subsidiary directors and executive officers in the preparation of initial reports of ownership and reports of changes in ownership and files those reports with the SEC on their behalf. In 2015, Ms. Dunie had one late-filed Form 4 reporting one stock transaction. Based on the written representations of the reporting persons and on copies of the reports filed with the SEC, the Company believes that all other reporting persons of the Company and its subsidiaries satisfied the filing requirements in 2015.

ALLIANT ENERGY | 2016 Proxy Statement | 19

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS
I. INTRODUCTION
Alliant Energy’s core business is generating and delivering regulated electric service and delivering natural gas service within our Iowa and Wisconsin service territories. We deliver value to our shareowners and customers through three key elements: competitive value, exceptional service, and responsible resources. We refer to the achievement of these elements as our strategic plan.
Our executive compensation program is designed to promote our strategic plan by providing market-based performance pay and rewarding strong performance. The principles and components of our compensation program are regularly reviewed by our Compensation and Personnel Committee, our Chief Executive Officer and the compensation consultant to ensure that they meet the objectives of the program.

Our named executive officers ("NEOs") for 2015 are:
1.	Patricia L. Kampling: Chairman of the Board of Directors; Chief Executive Officer and President; Chairman and Chief Executive Officer of IPL and WPL
2.	Thomas L. Hanson: Senior Vice President and Chief Financial Officer
3.	James H. Gallegos: Senior Vice President, General Counsel and Corporate Secretary
4.	Douglas R. Kopp: Senior Vice President; President of IPL
5.	John O. Larsen: Senior Vice President; President of WPL
II. HOW WE PERFORMED
a.    2015 Highlights
Highlights of our 2015 performance include the following:

•	Earnings per share ("EPS") from continuing operations of $3.38

•	Dividend of $2.20 per common share

•	Total shareowner return of 58% for last three years

•	Cash flows from operations of $871 million

•	Third in J.D. Power Customer Service standings

•	Reliability rating of 123% of target

20 | ALLIANT ENERGY | 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

b.    Pay for Performance Alignment
Our performance pay programs are designed to reflect company performance. The following table shows the relationship between financial performance goals and executive incentive payouts over the past three years:

Year	Adjusted EPS From Continuing Operations(1)	Target Adjusted EPS from Continuing Operations	Annual Performance Payout as % of Target	Relative Total Shareowner Return (Three Years)(2)	Performance Share Payout as % of Target(3)	Performance- Contingent Restricted Stock Vesting(3)
2013	$3.24	$3.00	136%	69th percentile	147.5%	Yes(4)
2014	$3.37	$3.30	113%	77th percentile	167.5%	Yes(5)
2015	$3.55	$3.60	103%	76th percentile	165.0%	No

(1)
Adjusted EPS in 2013 and 2014 refers to earnings from our utilities and service company. Adjusted EPS in 2015 refers to consolidated earnings from continuing operations. 2015 GAAP earnings were $3.38. Non-GAAP EPS adjustments were ($0.07) for losses from sales of IPL's Minnesota distribution assets, ($0.06) for transmission subsidiary return on equity reserves and ($0.04) for voluntary employee separation charges.

(2)	Total shareowner return as compared to the Edison Electric Institute Stock Index.

(3)
Performance shares and performance-contingent restricted stock became payable or vested, as applicable, for achievement of performance goals with respect to the year indicated in the table. Performance shares vest based on relative total shareowner return over a three-year period and performance-contingent restricted stock vests based on achievement of consolidated net income from continuing operations.

(4)	At the end of 2013, grants of 2011 and 2012 performance-contingent restricted stock vested based on achievement of adjusted consolidated net income from continuing operations.

(5)	At the end of 2014, grants of 2013 performance-contingent restricted stock vested based on achievement of consolidated net income from continuing operations.
III. HOW WE DETERMINE EXECUTIVE COMPENSATION
We established the following objectives for the executive compensation program:

•	Reward Strong Performance: motivate and reward executives to contribute to the achievement of our business objectives by aligning pay and performance through variable at-risk compensation

•
Align Executives’ and Shareowners’ Interests: align executive officers’ interests with those of our shareowners by delivering a significant proportion of total compensation through equity, tying a portion of our long-term performance pay directly to total shareowner return, and requiring executives to own company stock

•	Competitive Positioning: attract and retain the best possible personnel through competitive compensation that is comparable to that of similar companies
In order to achieve these objectives, we follow these compensation principles:

•	Market Compensation: total aggregate compensation levels are reviewed against market compensation levels, which helps to ensure that we provide a competitive pay opportunity

•
Performance-Based At-Risk Compensation: a substantial portion of our executive officers’ compensation should be based on achievement of performance goals, with long-term equity-based awards delivering a majority of the performance-based pay

•	Equity Ownership: executive officers should have significant holdings of our common stock

•
Minimized Systemic Risk-Taking: compensation programs should be developed to properly mitigate unintended risk-taking, including providing a mix of long-term and short-term compensation and using multiple performance criteria to determine awards

•
Access to Retirement Programs: executive officers should have access to retirement plans commonly in use among comparable companies, including deferred compensation plans, certain non-qualified retirement plans and 401(k) savings plans

The Compensation and Personnel Committee reconsiders these objectives and principles in its regular reviews of the executive compensation program.

ALLIANT ENERGY | 2016 Proxy Statement | 21

COMPENSATION DISCUSSION AND ANALYSIS

IV. HOW WE ADDRESS GOVERNANCE AND RISK
a.    Key Compensation Governance and Pay Practices
Our executive compensation program emphasizes best practices in compensation design and governance practices, including:

•	Regular reviews of the program by the Compensation and Personnel Committee

•	Double-trigger change-in-control provisions in our severance agreements

•	Stock ownership guidelines for executive officers and directors

•	Prohibiting the pledging and hedging of Company stock by executive officers and directors

•	Paying dividends on performance-based equity awards only if performance targets are met and vesting is completed

•	Clawback language in our annual performance pay plan

•	Not providing Section 280G tax gross-up provisions in our change-in-control agreements

•	Limited perquisites for our executive officers
b.    Executive Stock Ownership Requirements
We require executives to own a certain number of shares of our common stock to further align the executives’ interests with those of our shareowners. The stock ownership guidelines are:

Officer Level	Stock Ownership Guideline
Chief Executive Officer	4 times base salary
President	3 times base salary
Executive Vice President	2.5 times base salary
Senior Vice President	2 times base salary
Vice President	1.5 times base salary
The required number of shares for each executive is determined by taking the preceding multiples of the executive’s base salary and dividing that amount by the closing price of our common stock as of (i) January 3, 2011, (ii) the date of hire, or (iii) the date of promotion to a higher level of ownership requirement, whichever is later. We round that number to the nearest 500-share increment. The number of shares an executive is required to hold will not change unless the executive is promoted. Setting the required number of shares this way mitigates the effect of short-term volatility on compliance caused by changes in our stock price and by changes in salary.
Shares held outright, vested restricted stock, earned performance shares, shares held in our Alliant Energy Deferred Compensation Plan and shares held in the Alliant Energy Corporation 401(k) Savings Plan count toward the ownership guidelines. Unvested restricted stock and unearned performance shares do not count for this purpose.
Executives have five years from the dates of their first long-term equity grants after their hire dates, or the dates they were promoted into a position with a higher multiple, to achieve their goals. Executives are required to hold 100% of the after-tax value of vested performance-contingent restricted shares until the share ownership guideline is met. Executives who have not yet met their share ownership level after five years are required to retain 100% of the after-tax value of vested long-term equity awards until the share ownership requirement is met. Our Chief Executive Officer retains the right to grant special dispensation for hardship, promotions or new hires.
All of our current named executive officers who have held their current positions for five years are in compliance with the share ownership guidelines. The named executive officers who have been in their positions for less than five years are on track to achieve the above ownership goals. The shares owned by our named executive officers are shown in the “Ownership of Voting Securities” table.

22 | ALLIANT ENERGY | 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

c.    Prohibition on Hedging and Pledging
We prohibit the use of any hedging or similar transactions related to our shares by our executive officers and directors. We also prohibit the pledging of shares by executive officers and directors.

d.    Compensation and Personnel Committee Risk Assessment
In December 2015, the Compensation and Personnel Committee reviewed an assessment presented by management of our general compensation policies and practices for all employees, including our non-regulated businesses, to evaluate whether risks arising from these policies and practices were reasonably likely to have a material adverse effect on us. Based on this assessment, the committee concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company and did not recommend or implement any material changes in 2015. The committee believes that the following features of our policies and practices serve to mitigate material risks arising from our compensation policies and practices:

•	A mix of annual and long-term performance awards to provide an appropriate balance of short- and long-term risk and reward horizons

•	A variety of performance metrics for performance awards to avoid excessive focus on a single measure of performance

•	Caps on performance awards to reduce incentives to take short-term or inappropriately risky measures to increase payouts in any given year

•	Review of our compensation programs for reasonableness by our state utility commissions to mitigate risk

•	Clawback policies that provide us with the ability to recoup annual performance awards under appropriate circumstances

•	Stock ownership requirements for certain executives, including our named executive officers, which we believe help to focus our executives on long-term stock price appreciation and sustainability

•	Robust compensation governance practices
e.    Response to Non-Binding 2015 Say-on-Pay Shareowner Vote
At the Company’s 2015 Annual Meeting of Shareowners, shareowners approved the say-on-pay proposal with 95% of the votes cast in favor of the proposal. The say-on-pay proposal is a non-binding advisory resolution relating to the compensation of our named executive officers. We interpret the voting results as support that our executive compensation program and practices are reasonable and well-aligned with shareowners. No significant changes were made to our overall approach to executive compensation and governance during 2015. Notwithstanding this vote of confidence expressed by our shareowners, the Compensation and Personnel Committee and management continue to review the Company’s executive compensation program and related disclosure with the assistance of outside compensation consultants and outside counsel to identify any potential changes that might augment shareowner value.

ALLIANT ENERGY | 2016 Proxy Statement | 23

COMPENSATION DISCUSSION AND ANALYSIS

V. HOW WE PAY NAMED EXECUTIVE OFFICERS
Our components of executive compensation are:

Component	Description	Objective within Compensation Program
Base Salary	Fixed compensation, subject to annual review and increased or decreased in response to changes in responsibility, performance, strategic importance, length of service or competitive practice	•	Provides base compensation at a level consistent with competitive practices
		•	Reflects roles, responsibilities, skills, experience and performance
		•	Adheres to competitive market practices
Short-Term (Annual) Performance Compensation	Annual cash performance pay based on achievement of objective Company financial and operational performance measures	•	Motivates and rewards achievement of annual Company goals
		•	Aligns management and key stakeholder interests by linking pay and performance
		•	Promotes achievement of strategic plan by linking pay to achievement of strategic goals
Long-Term (Equity) Performance Compensation	Performance-based awards payable if performance goals are achieved during a sustained period	•	Motivates and rewards financial performance over a sustained period
		•	Aligns management and shareowner interests by encouraging management ownership
		•	Enhances retention of management personnel
		•	Rewards strong total shareowner return and earnings growth
		•	Links pay to performance relative to peers
Retirement and Other Benefits	Tax-qualified, deferred compensation and other benefits	•	Provides for current and future needs of the executives and their families
		•	Enhances recruitment and retention
		•	Adheres to competitive market practices
Post-Termination Compensation	Key Executive Employment and Severance Agreements (KEESAs) and Executive Severance Plan: contingent amounts payable only if employment is terminated under certain conditions	•	Enhances retention of management personnel by providing employment continuity
		•	Encourages the objective evaluation and execution of potential changes to the Company’s strategy and structure

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COMPENSATION DISCUSSION AND ANALYSIS

Our compensation components are weighted toward performance-based compensation, as shown below:

CEO Target Pay Mix Performance-Based Pay: 80%	Other NEO Target Pay Mix Performance-Based Pay: 62%

Base salary
20%
Long-term incentives
59%
Short-term incentives
21%

Long-term incentives
42%
Base salary
38%
Short-term incentives
20%

a.    Base Salary
The Compensation and Personnel Committee annually reviews and adjusts salaries based on changes in the market, responsibilities and performance against job expectations, strategic importance, and experience and tenure. The Company is not contractually bound by employment or other agreements to pay particular levels of base salary to our executive officers, thereby affording flexibility in those determinations.
The following table sets forth the base salaries of each named executive officer as of the end of the 2015 and 2014 calendar years, as well as the percentage change from the prior year.

Named Executive Officer	2015 Base Salary	2014 Base Salary	Percentage Increase
Patricia L. Kampling	$900,000	$850,000	5.9%
Thomas L. Hanson	$450,000	$435,000	3.4%
James H. Gallegos	$400,000	$360,000	11.1%
Douglas R. Kopp	$280,000	$265,000	5.7%
John O. Larsen	$360,000	$345,000	4.3%
All base salary increases shown above reflect efforts to bring total targeted compensation in line with market.
b.    Short-term (Annual) Performance Pay Plan
Executive officers participate in the Management Performance Pay (“MPP”) Plan. The MPP Plan is our annual performance pay plan operated under our Amended and Restated 2010 Omnibus Incentive Plan. The MPP Plan provides the opportunity for annual cash payments tied directly to the achievement of key financial and operational goals. The Compensation and Personnel Committee sets goals derived from our strategic plan that are designed to align the interests of management with the interests of our shareowners and customers.

ALLIANT ENERGY | 2016 Proxy Statement | 25

COMPENSATION DISCUSSION AND ANALYSIS

The goals for 2015, and our performance compared to those goals are shown below.

Goal	Percentage of Performance Pool	Target	Actual	Percentage Payment Toward Performance Pool
Consolidated EPS from continuing operations (“EPS”)	50%	EPS: Threshold: $3.35 Target: $3.60 Maximum: $3.85	$3.55(1)	45%
Consolidated cash flows from continuing operations (“Cash Flows”) (funded only if EPS is above threshold amount)	10%	Cash Flows: Threshold: $797.9 million Target: $858.0 million Maximum: $918.1 million	$882 million(2)	12%
Customer satisfaction	10%	JD Power Customer Satisfaction Score: Threshold: 40th percentile Target: 50th percentile Maximum: 90th percentile	83rd percentile	14%
Power supply availability	10%	Availability of Tier One Plants: Threshold: 83.0% Target: 84.0% Maximum: 85.5%	87.4%	15%
Power supply reliability	10%	SAIDI/SAIFI Reliability Index: Threshold: 90% Target: 100% Maximum: 115%	123%	15%
Safety	5%	OSHA Recordable Incident Rate: Threshold: 2.61 Target: 2.38 Maximum: 2.02	2.87	0%
Diversity (each goal accounts for one-half of this performance goal, weighted at a total of 5%)	2.5%	People of Color: Threshold: 4.9% Target: 5.4% Maximum: 5.9%	5.1%	2%
	2.5%	Women: Threshold: 26.9% Target: 27.1% Maximum: 27.3%	26.4%	0%
TOTAL	100%			103%

(1)
2015 GAAP EPS from consolidated earnings from continuing operations was $3.38. Non-GAAP EPS adjustments were ($0.07) for losses from sales of IPL's Minnesota distribution assets, ($0.06) for transmission subsidiary return on equity reserves, and ($0.04) for voluntary employee separation charges.

(2)
This non-GAAP number excludes the effects of changes in sales of customer accounts receivable, tax-affected pension contributions, net collateral held or paid, and adjustment for lower distributions from transmission subsidiary for return on equity reserves.

Payment to an executive officer under the MPP Plan is calculated as follows:
Company performance is based on the achievement of the performance goals. Each performance goal is generally measured independently of other goals, except that EPS must be achieved at a minimum of threshold to fund any

26 | ALLIANT ENERGY | 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

payment under the Cash Flows goal. Company performance was 103% as shown in the chart above. Maximum Company performance is 150% of target.
Each target payout percentage is set by the Compensation and Personnel Committee based on survey data, tenure in a position, strategic importance and individual responsibilities. Target payout percentages for 2015 are set forth below, and are unchanged from 2014.

Named Executive Officer	MPP Plan Target Payout as a Percentage of 2015 Base Salary
Patricia L. Kampling	105%
Thomas L. Hanson	70%
James H. Gallegos	60%
Douglas R. Kopp	45%
John O. Larsen	45%
The MPP Plan provides for the clawback of annual performance payments in the event that fraud, intentional misconduct or gross negligence leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of annual performance payments if the payments would have been lower based on the restated financial results. This policy will be refined as appropriate following the release of final regulations by the SEC governing clawback policies.
c.    Long-term (Equity) Performance Awards
We award long-term performance pay based on the achievement of multi-year financial goals. In 2015, we granted long-term performance awards under our Amended and Restated 2010 Omnibus Incentive Plan to named executive officers in two forms: performance-contingent restricted stock and performance shares. The long-term equity awards in 2015 consisted of 50% performance-contingent restricted stock and 50% performance shares, at target, to equally emphasize absolute and relative long-term performance. These long-term equity awards are forfeited if threshold results are not achieved during the applicable performance period. We do not issue stock options and no longer have any outstanding stock options. We believe performance-based restricted stock awards and performance shares incentivize our executives and align their long-term interests with those of our shareowners. Below is a summary of certain terms of the 2015 long-term performance awards.

Component	Performance Shares	Performance-Contingent Restricted Stock
Portion of Long-Term Target	50%	50%
Performance Goal	Total Shareowner Return	Consolidated Net Income from Continuing Operations
Measurement	Relative to Peer Group	Absolute Growth
Payout	Variable; 0%-200% of Target	Fixed; 0% or 100%
Performance Period	3 years	2, 3 or 4 Years
Settlement	Cash, Common Stock or Combination	Common Stock

ALLIANT ENERGY | 2016 Proxy Statement | 27

COMPENSATION DISCUSSION AND ANALYSIS

The long-term performance pay target for each named executive officer in 2015 was as follows:

Named Executive Officer	2015 Targeted Long-Term Equity Grant Value as a Percentage of Base Salary
Patricia L. Kampling	295%
Thomas L. Hanson	155%
James H. Gallegos	125%
Douglas R. Kopp	80%
John O. Larsen	95%
The Compensation and Personnel Committee considers survey data, tenure in a position, strategic importance, individual responsibilities and the competitiveness of the total compensation package when setting the long-term performance pay target. The dollar value of the long-term equity awards are determined prior to the grant date, and we grant the number of shares necessary to approximate that dollar value based on the fair market value of our share price on the grant date.
1.    Performance-Contingent Restricted Stock
Performance-contingent restricted stock granted to our named executive officers in 2015 is intended to reward absolute long-term growth. Vesting of the performance-contingent restricted stock is based on achieving compounded annual return of 5% for a two-year period over projected 2015 consolidated net income from continuing operations (i.e., $445.9 million, calculated with certain exclusions as permitted by the Amended and Restated 2010 Omnibus Incentive Plan). The target can be achieved during a four-year performance period, and accordingly, the shares can become fully vested after the second, third or fourth year following the date of grant, assuming achievement of the target. The rate of growth required for the performance-contingent restricted stock to vest is based on the successful and timely execution of our strategic plan.
Any dividends paid on performance-contingent restricted stock are reinvested, but are not payable to the participant until the performance targets are met and vesting is completed. Upon a change in control that occurs in the first year of the performance period and at least 180 days after grant, performance-contingent restricted stock generally vests on a pro rata basis based on the length of service provided prior to the change in control date. Upon a change in control that occurs after the first year of the performance period, performance-contingent restricted stock fully vests.
Performance-contingent restricted stock awards granted in 2014 did not vest based on company performance and remain outstanding. No performance-contingent restricted stock awards granted prior to 2014 remain outstanding.
2.    Performance Shares
Performance shares granted to our named executive officers in 2015 are intended to reward company performance relative to our peers. Vesting of the performance shares is based on our relative total shareowner return over a three-year performance period as follows:

Three-Year Total Shareowner Return Relative To EEI Stock Index	Percentage of Target Value Payout
90th percentile or greater	200%
80th percentile	175%
70th percentile	150%
60th percentile	125%
50th percentile	100%
45th percentile	75%
40th percentile	50%
Below 40th percentile	0%
The total shareowner return calculation represents the cumulative return for the three-year performance period reflecting price appreciation and reinvested dividend payments. Performance shares pay at target if our relative total shareowner return over three years is equal to the median performance of a specific peer group selected by the Compensation and Personnel Committee. The committee selected the Edison Electric Institute (“EEI”) Stock Index as the peer group for the 2015 grants of performance shares as in previous years. We believe the comparison to the EEI Stock Index appropriately

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COMPENSATION DISCUSSION AND ANALYSIS

assesses our performance relative to other publicly traded utilities. Performance share payouts are capped at 200% of the target payout.
Performance shares are paid in shares of our common stock, cash or a combination of our common stock and cash, at the executives’ discretion. If the named executive officer chooses to take the payment in cash, the amount of the payout is determined by multiplying the number of shares earned by the stock value on a date chosen by the Compensation and Personnel Committee. The committee chooses this date in advance of issuing shares under the program, which is typically the date prior to payment.
No dividends are paid on currently outstanding performance shares during the performance period. Upon a change in control that occurs in the first year of the performance period and at least 180 days after grant, performance shares vest on a pro rata basis based on the length of service provided prior to the change in control date and the percentage level of relative shareowner return measured as of the date prior to the change in control. Upon a change in control that occurs after the first year of the performance period, performance shares vest using the date prior to the change in control as the last day of the performance period to calculate relative shareowner return.
The total shareowner return for the 2013 performance share grant (performance period ended on December 31, 2015), ranked at the 76th percentile relative to the peer group. As a result, our named executive officers earned 165% of the target award for the 2013-2015 performance period. Additional information about the performance share payouts for the 2013-2015 performance period is provided in the “2015 Option Exercises and Stock Vested” table.
d.    Retirement and Other Benefits
We offer retirement and other benefit programs to our named executive officers that are consistent with those of our competitors. We provide these benefits to remain competitive with the general market for executive officers. These programs include a 401(k) savings plan, a deferred compensation plan, and various pension benefits. The benefit programs are designed to be competitive in attracting, retaining and motivating our named executive officers by providing competitive retirement benefits and incentivizing the promotion of the Company’s and shareowners’ interests over a long time-horizon. A brief description of the plans is set forth in the table below.

Benefit	Description
Alliant Energy Deferred Compensation Plan (“AEDCP”)(1)
Enables participants to defer up to 100% of base salary and annual performance pay on a pre-tax basis and to receive earnings or incur losses on the deferrals until the date of distribution. The shares of Alliant Energy common stock identified as obligations under the AEDCP are held in a rabbi trust.

Alliant Energy Cash Balance Pension Plan(2)
Offers flexible payment options and steady growth of retirement funds. The Cash Balance Pension Plan was frozen for participants effective August 2, 2008. Employees hired after December 25, 2005 are not eligible to participate.

Alliant Energy Corporation 401(k) Savings Plan
Provides for a match of $0.50 on each dollar for the first 8% of compensation contributed to the 401(k) Savings Plan account by the participants up to the IRS maximum. In addition, we contribute a percentage of participants’ salaries to their 401(k) accounts. The amount of the Company contribution ranges from 4% to 6% of a participant’s salary, depending on the participant’s age and number of years of service at the Company.

Alliant Energy Excess Retirement Plan(2)
Provides the benefit that the participants would have earned under the Cash Balance Pension Plan and the Alliant Energy Corporation 401(k) Savings Plan but for statutory limitations on employer-provided benefits imposed on those tax-qualified plans and accruals earned on their deferrals into the AEDCP.

Alliant Energy Supplemental Retirement Plan ("SRP")(2)
Generally provides retirement compensation in addition to the benefits provided by the Cash Balance Pension Plan and 401(k) Savings Plan, which are limited by the Internal Revenue Code of 1986 (which we refer to as the tax code), and the Alliant Energy Excess Retirement Plan. Generally payable only if the executive remains with us until retirement, disability or death. We do not anticipate providing SRP benefits to executives hired or promoted in 2013 or thereafter.

(1)	See “2015 Nonqualified Deferred Compensation” below for more information regarding the AEDCP.

(2)	See “2015 Pension Benefits” below for more information regarding the Alliant Energy Cash Balance Pension Plan, the Excess Retirement Plan and the SRP.
The Compensation and Personnel Committee reviews benefit programs on a periodic basis to determine effectiveness and identify any necessary changes. Based on market data showing a trend away from SRPs, we do not anticipate providing SRP benefits to executives hired or promoted in 2013 or thereafter. The committee does not believe this change will inhibit our ability to attract and retain executive officers.

ALLIANT ENERGY | 2016 Proxy Statement | 29

COMPENSATION DISCUSSION AND ANALYSIS

We provide limited perquisites to our named executive officers. Our named executive officers are eligible for executive physicals and long-term disability insurance, which are in excess of the benefits provided to our other non-executive employees. The Compensation and Personnel Committee recognizes that Ms. Kampling’s job duties require significant travel and she is, therefore, permitted to use a corporate aircraft in some instances. From time to time, a family member or members may accompany Ms. Kampling on business trips. For that reason, the Compensation and Personnel Committee established guidelines for personal use of the corporate aircraft. Under those guidelines, Ms. Kampling is permitted up to 40 hours of personal use of corporate aircraft each year.
e.    Post-Termination Compensation
1.    Key Executive Employment and Severance Agreements
We currently have in effect Key Executive Employment and Severance Agreements ("KEESAs") with our executive officers, including our named executive officers, and certain of our key employees, which provide for severance benefits under certain circumstances following a change in control. Benefits under the KEESAs are paid if (1) a change in control occurs and (2) a loss of employment occurs under certain circumstances within 180 days prior to the change in control or a designated period after the change in control (three years for Ms. Kampling and two years for Mr. Hanson, Mr. Gallegos, Mr. Kopp and Mr. Larsen). This “double trigger” mechanism ensures that only those executives adversely affected by a change in control will receive benefits under the KEESA. The cash termination benefit under the KEESA is up to three times under the agreement with Ms. Kampling executed in 2010, and up to two times under the agreements with Mr. Hanson, Mr. Gallegos, Mr. Kopp and Mr. Larsen, the sum of (i) the officer’s annual base salary and (ii) the greater of the officer’s target annual performance pay for the year in which the termination date occurs, or the officer’s annual performance pay in the year prior to the change in control. We will not enter into future severance arrangements with executive officers that provide a multiplier of three or higher, though we continue to honor our legacy contractual commitment with Ms. Kampling. The Compensation and Personnel Committee reserves the right to reconsider this position in its sole discretion provided that it determines such action would be in the best interest of the Company.
The KEESAs are generally designed to avoid the adverse effects of Section 280G of the tax code. Each KEESA provides that if any portion of the benefits under the KEESA or under any other agreement would constitute an excess parachute payment for purposes of the tax code, the executive officer may receive the better, on an after-tax basis, of either a payment $1 less than the maximum amount he or she may receive without becoming subject to the 20% excise tax or the fully calculated payment subject to applicable excise taxes, for which the executive officer would be personally responsible. None of the KEESAs have Section 280G tax gross-up provisions.
We believe that the level of the benefits provided by the KEESAs to each executive officer reflects the appropriate amount of compensation necessary for our executive officers to consider our shareowners’ interests without potential influence of their personal interests. We believe the security afforded by the KEESAs will help the executives to remain focused on business continuity and reduce the distraction of the executive’s reasonable concerns regarding future employment during the uncertainty of a proposed change-in-control transaction.
2.    Executive Severance Plan
We also maintain a general executive severance plan for executive officers, which compensates an officer in the event that an officer’s position is eliminated or significantly altered. As with our KEESA benefit, our executive severance plan is designed to enable executives to remain focused on our business without undue personal concerns over job security. We recognize that circumstances may arise in which we may consider eliminating certain key positions. The plan provides for:

•	Severance pay equal to one year’s annual base salary

•	Up to 18 months of COBRA coverage or participation in our subsidized retiree medical insurance program if eligible (six months of which are paid by us)

•	Outplacement services and/or tuition reimbursement of up to $10,000

•	Access to our employee assistance program
Eligibility for benefits under this plan is conditioned upon an executive's executing a severance agreement and release form. All severance packages of executive officers are approved by the Compensation and Personnel Committee. We believe our executive severance plan is consistent with industry-wide standards.
3.    Employment Agreements and Separation Arrangements
We do not have any other employment agreements or separation agreements with our executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

f.    Process for Setting Executive Compensation
1.    Role of Compensation and Personnel Committee
The Compensation and Personnel Committee reviews and sets each component and level of compensation for the Company’s named executive officers and other executive officers. Compensation and Personnel Committee responsibilities include:

•	Review and approval of executive officers’ compensation packages

•	Review and approval of corporate incentive goals and objectives relevant to compensation

•	Evaluation of individual performance results in light of these goals and objectives
The Compensation and Personnel Committee is made up of independent directors and meets regularly in executive sessions without management present. The committee is supported in its work by the human resources staff and by the committee’s outside consultant.
2.    Role of Chief Executive Officer
The CEO recommends to the Compensation and Personnel Committee the level of compensation for the Company’s named executive officers and other senior Company executives, other than herself. The CEO considers the following factors when making her recommendations:

•	Executive performance

•	Tenure

•	Strategic importance

•	Company culture

•	Internal pay equity

•	Market data, as discussed below

•	Information provided by the Company’s human resources staff
The CEO is present and available to the Compensation and Personnel Committee during their meetings with respect to the compensation of the Company’s named executive officers and other executive officers. However, the committee discusses and determines the CEO’s compensation in executive session.
3.    Role of Independent Compensation Consultant
The Compensation and Personnel Committee engaged Pay Governance LLC as its independent external advisor. The committee receives data, analyses and support from Pay Governance. During 2015, Pay Governance participated in committee meetings, analyzed the competitive level of compensation for each of the named executive officers and provided information regarding executive compensation trends. Pay Governance reports solely to the committee and meets with the committee at each meeting in executive session.
4.    Role of Market Data
Each year, Pay Governance prepares a market compensation analysis based on companies of similar size in terms of revenue, including those in the energy services industry and in general industry. This analysis assists the Compensation and Personnel Committee in establishing executive officer compensation levels to allow us to remain competitive in our market.
The market data used in 2015 included two surveys:

•	Towers Watson’s 2014 General Industry Executive Compensation Database, which includes pay data for approximately 1,000 general industry companies

•	Towers Watson’s 2014 Energy Services Industry Executive Compensation Database, which includes pay data for nearly all U.S. investor-owned utilities
The Compensation and Personnel Committee used equally blended general industry data and energy industry data to determine the market reference point used for corporate positions, which are held by Ms. Kampling, Mr. Hanson and Mr. Gallegos. Energy industry data are used as the market reference point for utility-specific operating positions, which are held by Mr. Kopp and Mr. Larsen.

ALLIANT ENERGY | 2016 Proxy Statement | 31

COMPENSATION DISCUSSION AND ANALYSIS

We considered only aggregate data from these broad-based surveys and did not select any individual companies for comparison. By focusing on the data in the aggregate, we avoid the undue impact of company outliers and gain a general understanding of compensation practices in the market. Survey information was size-adjusted using regression analysis to correspond to each officer’s scope of responsibility. The survey data were updated to January 2015 using a 3% annual update factor, as 3% was the anticipated average annual compensation increase for the survey companies.
The survey data provides market reference points at the 50th percentile and 75th percentile of the market data for each executive officer’s salary, targeted annual and long-term performance pay opportunities, and total compensation. The Compensation and Personnel Committee uses the survey data to set compensation opportunities for executive officers at approximately the median market reference point. Generally, total aggregate compensation that falls within 15% of the median market reference point is considered to be at target. This practice maintains flexibility to allow for differentiation among individual executive officers based on time in the position, increased responsibilities, strategic importance, succession planning considerations or outstanding job performance. The aggregate total targeted compensation of all named executive officers fell within 15% of the applicable market reference point in 2015.
5.    Role of Tax Considerations
One factor that the Compensation and Personnel Committee reviews and considers when determining the compensation of executive officers is the deductibility of executive compensation under Section 162(m) of the tax code. Section 162(m) of the tax code limits the tax deductibility of compensation paid to our Chief Executive Officer and our other three most highly compensated executive officers (other than the Chief Financial Officer) to $1 million per person in any year. However, if certain conditions are met, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit.
The Compensation and Personnel Committee may structure certain compensation programs in a manner intended to allow compensation to be fully deductible under Section 162(m) of the tax code. However, the Compensation and Personnel Committee retains the flexibility and discretion to grant compensation awards, whether or not deductible. This flexibility is necessary for elements of the Company’s success, such as attracting and retaining talented executives and rewarding achievement of key corporate goals. Our shareowner-approved Amended and Restated 2010 Omnibus Incentive Plan is designed to provide the Compensation and Personnel Committee with the flexibility to grant cash-based and share-based awards to executive officers in a manner that is intended to qualify such awards as “performance-based” compensation under Section 162(m) of the tax code.
VI. COMPENSATION CHANGES FOR 2016
The Compensation and Personnel Committee implemented double-trigger acceleration upon a change in control for all long-term equity awards granted in 2016. As part of the double-trigger implementation, the performance-contingent restricted stock was replaced with performance restricted stock units. The performance restricted stock units have a set three-year performance period and provide threshold, target and maximum vesting levels. In addition, performance shares and time-vesting restricted stock units were awarded in 2016. All long-term performance-based awards granted in 2016 provide that upon a change in control and a qualifying termination event, the awards vest at the performance level based on the company's performance as of the date immediately preceding the change-in-control date and are paid at the end of the three-year performance period. Upon a change in control, time vesting restricted stock units are payable at target at the end of the three-year performance period, subject to continued employment except in the event of a qualifying termination event. All changes were made in connection with implementation of the double-trigger acceleration and after reviewing market data.
The short-term performance pay plan was amended to allow a modifier to the annual incentive payment based on individual performance. This change was implemented to reward outstanding performance.
VII. CONCLUSION
The Compensation and Personnel Committee is provided with appropriate information and reviews all components of our Chief Executive Officer’s and other executive officers’ compensation. Based on this information, the committee seeks to implement executive compensation that is appropriately tied to the performance of the Company and executives on behalf of shareowners, employees and customers.

32 | ALLIANT ENERGY | 2016 Proxy Statement

COMPENSATION AND PERSONNEL COMMITTEE REPORT

COMPENSATION AND PERSONNEL COMMITTEE REPORT
The Compensation and Personnel Committees of the Boards of Directors of the Company, IPL and WPL have reviewed and discussed the Compensation Discussion and Analysis with our management. Based on this review and discussion, the committees recommended to the respective Boards of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the Securities and Exchange Commission.
COMPENSATION AND PERSONNEL COMMITTEE
Carol P. Sanders (Chairman)
Deborah B. Dunie
Darryl B. Hazel
Singleton B. McAllister
Susan D. Whiting

ALLIANT ENERGY | 2016 Proxy Statement | 33

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The table below summarizes the compensation paid to or earned by our chief executive officer, chief financial officer, and our next three highest paid executive officers, for 2015 and, where applicable, 2014 and 2013. We refer to such individuals in this Proxy Statement collectively as our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(1)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation($)(5)(6)	Total ($)
Patricia L. Kampling Chairman, Chief Executive Officer and President; Chairman and Chief Executive Officer of IPL and WPL	2015	$903,462	$0	$2,606,685	$0	$973,350	$1,174,585	$206,553	$5,864,635
	2014	$849,808	$0	$2,324,787	$0	$1,008,525	$3,291,252	$187,617	$7,661,989
	2013	$793,077	$0	$2,125,544	$0	$1,142,400	$1,536,000	$163,758	$5,760,779
Thomas L. Hanson Senior Vice President and Chief Financial Officer	2015	$452,383	$0	$684,806	$0	$324,450	$167,819	$84,745	$1,714,203
	2014	$435,509	$0	$626,217	$0	$344,085	$1,038,174	$82,867	$2,526,852
	2013	$416,775	$0	$628,942	$0	$398,107	$681,355	$81,287	$2,206,466
James H. Gallegos Senior Vice President, General Counsel & Corporate Secretary	2015	$400,308	$0	$490,919	$0	$247,200	$8,351	$134,390	$1,281,168
	2014	$360,346	$0	$414,554	$0	$244,080	$9,166	$129,099	$1,157,245
	2013	$343,385	$0	$415,129	$0	$281,520	$8,041	$125,236	$1,173,311
Douglas R. Kopp(7) Senior Vice President; President of IPL	2015	$281,116	$0	$219,961	$0	$129,780	$19,449	$39,181	$689,487
	2014	$255,269	$0	$178,020	$0	$134,753	$52,252	$32,377	$652,671
John O. Larsen Senior Vice President; President of WPL	2015	$361,731	$0	$335,756	$0	$166,860	$229,342	$54,405	$1,148,094
	2014	$345,635	$0	$314,554	$0	$175,433	$477,411	$51,947	$1,364,980
	2013	$333,269	$0	$285,466	$0	$205,020	$1,431	$50,249	$875,435

(1)	The amounts shown in this column include any amounts deferred by the named executive officers under our Alliant Energy Deferred Compensation Plan. See “2015 Nonqualified Deferred Compensation.”

(2)
The amounts in this column reflect the aggregate grant date fair value of performance shares and performance-contingent restricted stock granted pursuant to our Amended and Restated 2010 Omnibus Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718.

A discussion of the assumptions used in calculating the award values may be found in Note 12(b) to our 2015 audited financial statements contained in our Annual Report on Form 10-K. For the performance shares, the fair value at the grant date is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

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EXECUTIVE COMPENSATION

The following represents the breakdown of the 2015 grant date fair value of performance shares at target and the 2015 grant date fair value for performance shares at maximum, respectively, for each named executive officer:

Name	Grant Date Fair Value of Performance Shares (Target)	Grant Date Fair Value of Performance Shares (Maximum)
Patricia L. Kampling	$1,279,174	$2,655,021
Thomas L. Hanson	$336,054	$697,504
James H. Gallegos	$240,908	$500,021
Douglas R. Kopp	$107,941	$224,040
John O. Larsen	$164,765	$341,983

(3)	The 2015 amounts in this column represent cash amounts received by the named executive officers under our MPP Plan for services performed in 2015 that were paid in 2016.
(4)    The 2015 amounts in this column reflect (a) the actuarial increase in the present value of each named executive officer's benefits under all pension plans established by us, determined using the assumptions and methods set forth in footnote (4) to the "2015 Pension Benefits" table, which may include amounts that the named executive officer is not currently entitled to receive because such amounts are not yet vested, and (b) amounts representing above market interest on nonqualified deferred compensation. The following represents the breakdown for 2015 for each of the changes in pension value and the above market interest on nonqualified deferred compensation, respectively, for each named executive officer:

Name	Change in Pension Value	Above Market Nonqualified Deferred Compensation Earnings
Patricia L. Kampling	$1,173,000	$1,585
Thomas L. Hanson	$167,000	$819
James H. Gallegos	$8,000	$351
Douglas R. Kopp	$19,000	$449
John O. Larsen	$226,000	$3,342
The changes in the actuarial present values of the named executive officers’ pension benefits do not constitute cash payments to the named executive officers.

(5)	The following table provides details for the amounts reported under the “All Other Compensation” column for 2015.

Name	Registrant Contributions to Defined Contribution Plans(a)	Life Insurance Premiums	Dividends(b)
Patricia L. Kampling	$83,596	$6,674	$116,283
Thomas L. Hanson	$46,558	$5,008	$33,179
James H. Gallegos	$109,293	$2,714	$22,383
Douglas R. Kopp	$28,904	$2,911	$7,366
John O. Larsen	$37,211	$1,356	$15,838

(a)
Matching contributions to the Alliant Energy Corporation 401(k) Savings Plan, employer contributions to the Alliant Energy Deferred Compensation Plan, employer contributions based on age and service to the 401(k) Savings Plan accounts, and employer defined contributions to the Alliant Energy Excess Retirement Plan, and, in the case of Mr. Gallegos, employer contributions to the Defined Contribution Supplemental Retirement Plan equal to 12% of base pay and annual performance pay.

(b)	Dividends earned in 2015 on unvested performance-contingent restricted stock are reinvested and paid only at the time performance conditions are satisfied.

(6)
Infrequently, Ms. Kampling’s spouse and/or guests accompany her on a corporate aircraft when the aircraft is already going to a specific destination for a business purpose at no incremental cost to the Company.

(7)	Mr. Kopp was not a named executive officer in 2013.

ALLIANT ENERGY | 2016 Proxy Statement | 35

EXECUTIVE COMPENSATION

2015 GRANTS OF PLAN-BASED AWARDS
The following table sets forth information regarding all performance pay plan awards that we granted to our named executive officers in 2015.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards
		Threshold ($) 20%	Target ($) 100%	Maximum ($) 150%	Threshold (#) 50%	Target (#) 100%	Maximum (#) 200%
Patricia L. Kampling	2/23/2015(2)				10,198	20,395	40,790	$1,279,174
	2/23/2015(3)					20,395		$1,327,511
		$189,000	$945,000	$1,417,500
Thomas L. Hanson	2/23/2015(2)				2,679	5,358	10,716	$336,054
	2/23/2015(3)					5,358		$348,752
		$63,000	$315,000	$472,500
James H. Gallegos	2/23/2015(2)				1,921	3,841	7,682	$240,908
	2/23/2015(3)					3,841		$250,011
		$48,000	$240,000	$360,000
Douglas R. Kopp	2/23/2015(2)				861	1,721	3,442	$107,941
	2/23/2015(3)					1,721		$112,020
		$25,200	$126,000	$189,000
John O. Larsen	2/23/2015(2)				1,314	2,627	5,254	$164,765
	2/23/2015(3)					2,627		$170,991
		$32,400	$162,000	$243,000

(1)
The amounts shown represent the threshold, target and maximum awards that could have been earned by each of our named executive officers under our MPP Plan for 2015 as described more fully under “Compensation Discussion and Analysis — How We Pay Named Executive Officers— Short-term (Annual) Performance Pay Plan.” The threshold payment level was 20% of the target amount. The maximum payment level was 150% of the target amount. Payments earned for 2015 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The amounts shown represent the threshold, target and maximum amounts of performance shares that were awarded in 2015 to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — How We Pay Our Named Executive Officers — Long-term (Equity) Performance Awards.” The threshold amount is shown at 50% of the target amount. The maximum amount is 200% of the target amount. For the performance shares, the grant date fair value is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date pursuant to FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the performance shares, the grant date fair value, as determined by FASB ASC Topic 718, is $62.72.

(3)
The amounts shown represent the number of shares of performance-contingent restricted stock that were awarded in 2015 to the named executive officers under our Amended and Restated 2010 Omnibus Incentive Plan as described more fully under “Compensation Discussion and Analysis — How We Pay Our Named Executive Officers — Long-term (Equity) Performance Awards.” Performance-contingent restricted stock awards granted in 2015 accumulate dividends on the same basis as shares of our common stock, but dividends are not paid until performance targets are met. For the performance-contingent restricted stock, the grant date fair value, as determined by the closing price of our common stock on February 23, 2015, is $65.09.

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2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information on outstanding stock option awards and unvested performance-based stock awards held by our named executive officers on December 31, 2015. No stock options are outstanding.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Patricia L. Kampling			45,054	$2,813,622	(2)
			40,790	$2,547,336	(3)
			23,963	$1,496,489	(4)
			20,957	$1,308,765	(5)
Thomas L. Hanson			12,136	$757,893	(2)
			10,716	$669,214	(3)
			6,455	$403,115	(4)
			5,506	$343,850	(5)
James H. Gallegos			8,034	$501,723	(2)
			7,682	$479,741	(3)
			4,273	$266,849	(4)
			3,947	$246,490	(5)
Douglas R. Kopp			3,450	$215,453	(2)
			3,442	$214,953	(3)
			1,835	$114,596	(4)
			1,768	$110,412	(5)
John O. Larsen			6,096	$380,695	(2)
			5,254	$328,112	(3)
			3,242	$202,463	(4)
			2,699	$168,553	(5)

(1)	The values in this column are calculated by using the closing price of our common stock of $62.45 on December 31, 2015.

(2)	Performance shares granted on February 26, 2014. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.

(3)	Performance shares granted on February 23, 2015. Vesting occurs if the performance criterion is met in year 3. The values in the table assume maximum level performance.

(4)
Performance-contingent restricted stock granted on February 26, 2014. Vesting occurs if the performance criterion is met in year 2, 3 or 4. The values in the table include credited dividends, which will be paid only if the performance criterion is met.

(5)
Performance-contingent restricted stock granted on February 23, 2015. Vesting occurs if the performance criterion is met in year 2, 3 or 4. The values in the table include credited dividends, which will be paid only if the performance criterion is met.

ALLIANT ENERGY | 2016 Proxy Statement | 37

EXECUTIVE COMPENSATION

2015 OPTION EXERCISES AND STOCK VESTED
The following table shows a summary of the stock awards vested for the named executive officers during 2015. No stock options were exercised during 2015.

	Stock Awards
Name	Long-Term Incentive Plan	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
Patricia L. Kampling	Performance Shares	36,759	$2,310,946
Thomas L. Hanson	Performance Shares	10,876	$683,747
James H. Gallegos	Performance Shares	7,178	$451,263
Douglas R. Kopp	Performance Shares	1,561	$98,136
John O. Larsen	Performance Shares	4,937	$310,377

(1)
For performance shares granted for the 2013-2015 performance period, reflects an amount calculated by multiplying the number of vested performance shares by the fair market value of our common stock on January 4, 2016 (the first business day following the end of 2015) of $62.28, plus dividend equivalents ($0.5875 per share) on such shares for the first quarter of 2016.

(2)
Executive officers receiving a payout of their performance shares for the performance period ending December 31, 2015 could elect to receive their awards in cash, in shares of common stock, or a combination of cash and common stock. All of the named executive officers elected to receive their awards 100% in cash, except Ms. Kampling and Mr. Gallegos, who elected to receive their award 50% in cash and 50% in common stock, and Mr. Kopp, who elected to receive his award 100% in common stock.

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2015 PENSION BENEFITS
a.    Pension Benefits Table
The table sets forth the number of years of credited service, the present value of accumulated benefits and payments during 2015 for each of our named executive officers under the Alliant Energy Cash Balance Pension Plan, the Alliant Energy Excess Retirement Plan, and the Alliant Energy Supplemental Retirement Plan, ("DB SRP"), which are each described below. The amounts shown for our named executive officers are estimates only and do not necessarily reflect the actual amounts that will be paid to them, which will only be known at the time that they become eligible for payment.

Name	Plan Name	Number of Years Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During 2015 ($)
Patricia L. Kampling	Cash Balance Pension Plan	2.9	$55,000	$0
	Excess Retirement Plan	10.3	$196,000	$0
	DB SRP	10.3	$9,518,000	$0
		Total	$9,769,000	$0
Thomas L. Hanson	Cash Balance Pension Plan	27.1	$1,124,000	$0
	Excess Retirement Plan	34.5	$197,000	$0
	DB SRP	34.5	$3,825,000	$0
		Total	$5,146,000	$0
James H. Gallegos(1)	Cash Balance Pension Plan	N/A	N/A	$0
	Excess Retirement Plan	5.2	$35,000	$0
	DB SRP	N/A	N/A	$0
		Total	$35,000	$0
Douglas R. Kopp(2)	Cash Balance Pension Plan	15.8	$322,000	$0
	Excess Retirement Plan	23.2	$16,000	$0
	DB SRP	N/A	N/A	$0
		Total	$338,000	$0
John O. Larsen	Cash Balance Pension Plan	20.5	$482,000	$0
	Excess Retirement Plan	27.9	$112,000	$0
	DB SRP	27.9	$1,467,000	$0
		Total	$2,061,000	$0

(1)
Based on his hire date, Mr. Gallegos is not eligible for the Cash Balance Pension Plan or the DB SRP. He is eligible for the Defined Contribution SRP ("DC SRP") and the Excess Retirement Plan. The employer contribution to the DC SRP is included in the Summary Compensation Table under “All Other Compensation.”

(2)	Mr. Kopp does not participate in either the DB SRP or DC SRP.

(3)	Years of credited service for the Cash Balance Pension Plan are less than the actual years of service of the officer because the Cash Balance Pension Plan was frozen in August 2008.

(4)
The following assumptions, among others, were used to calculate the present value of accumulated benefits: benefit commencement age is earliest unreduced retirement age for the predominant plan (Ms. Kampling and Mr. Larsen at age 65 and Mr. Hanson and Mr. Kopp at age 62 for the Cash Balance Pension Plan and Excess Retirement Plan, Mr. Gallegos at age 65 for the Excess Retirement Plan, and Ms. Kampling, Mr. Hanson and Mr. Larsen at age 62 for the DB SRP); the benefit calculation date is December 31, 2015, consistent with our accounting measurement date for financial statement reporting purposes; the ASC 715 discount rate is 4.35% for the DB SRP, 4.05% for the Excess Retirement Plan, and 4.43% for the Cash Balance Pension Plan (compared to 4.00% for the DB SRP, 3.70% for the Excess Retirement Plan, and 4.15% for the Cash Balance Pension Plan in 2014); the post-retirement mortality assumption is based on the RP-2014 mortality table with white collar adjustment and generational projection starting in 2006 using a modified Scale MP-2015 (same as used for ASC 715 valuations); the form of payment is 40% lump sum and 60% annuity for the Cash Balance Pension Plan and 100% lump sum for the Excess Retirement Plan; the ASC 715 accounting valuation for the DB SRP anticipates payments in the form of a lump sum (for those that elected lump sum or installment) and the effective lump sum interest rate for valuation purposes is approximately 3.05% at year-end 2015; and the 50% DB SRP target benefit has been prorated over an executive’s service career until his or her benefit eligibility date.

ALLIANT ENERGY | 2016 Proxy Statement | 39

EXECUTIVE COMPENSATION

b.    Alliant Energy Cash Balance Pension Plan
A portion of our salaried employees, including our named executive officers, is eligible to participate in the Alliant Energy Cash Balance Pension Plan that we maintain. The Cash Balance Pension Plan bases a participant’s defined benefit pension on the value of a hypothetical account balance. For individuals participating in the Cash Balance Pension Plan as of August 1, 1998, a starting account balance was created equal to the present value of the benefit accrued as of December 31, 1997, under the applicable prior benefit formula. In addition, such individuals received a special one-time transition credit amount equal to a specified percentage varying with age and multiplied by credited service and pay. For 1998 through August 2, 2008, participants received annual credits to the account equal to 5% of base pay (including certain performance payments, pre-tax deferrals and other items). For 1998 through August 2, 2008, participants also received an interest credit on all prior accruals equal to 4%, plus a potential share of the gain on the investment return on Cash Balance Pension Plan assets for the year. We amended the Cash Balance Pension Plan’s interest crediting rate for 2009 and future years. The new interest crediting rate is equal to the annual percentage change in the consumer price index as of October each year, plus 3%.
All of our named executive officers, with the exception of Ms. Kampling and Mr. Gallegos, are “grandfathered” under the applicable prior plan benefit formula. Ms. Kampling’s benefit is determined under the Cash Balance Pension Plan formula. Mr. Gallegos is not eligible for the Cash Balance Pension Plan. For Mr. Hanson, Mr. Kopp and Mr. Larsen, estimated benefits under the applicable prior plan benefit formula are expected to be higher than under the Cash Balance Pension Plan formula, utilizing current assumptions. Therefore, the benefits for all of our named executive officers participating in the Cash Balance Pension Plan, with the exception of Ms. Kampling, would currently be determined under the applicable prior plan benefit formula. To the extent benefits under the Cash Balance Pension Plan are limited by tax law, any excess will be paid under the Excess Retirement Plan described below. Cash Balance Pension Plan accruals ceased as of August 2, 2008. This “freeze” applies to both the 5% of base pay annual credits to the hypothetical account balance and to the grandfathered prior plan formulas. Subsequent to August 2, 2008, active participants receive enhanced benefits under the Alliant Energy Corporation 401(k) Savings Plan.
1.    WPL Plan A Prior Formula
One of the applicable prior plan formulas provided retirement income based on years of credited service and final average compensation for the 36 highest consecutive months, with a reduction for Social Security offset ("WPL Formula"). Mr. Hanson is covered by the WPL Formula.
For purposes of the WPL Formula, compensation means payment for services rendered (including vacation and sick pay) and is substantially equivalent to the salary amounts reported in the Summary Compensation Table. WPL Formula benefits depend on length of credited service (up to a maximum of 30 years), age at retirement and amount of compensation (determined in accordance with the WPL Formula and subject to the limit in the tax code) and are reduced by up to 50% of Social Security benefits. The general formula is A x B, where: A = (55% of final average compensation) – (50% of Social Security benefits); and B = a fraction not greater than 1, the numerator of which is the number of years of credited service and the denominator of which is 30. This formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly.
2.    IES Industries Pension Plan Prior Formula
Another applicable prior plan formula applies to Mr. Kopp and Mr. Larsen. This formula provides retirement income based on years of service, final average compensation, and Social Security covered compensation.
The monthly benefit formula for Mr. Kopp and Mr. Larsen for service until the August 2, 2008 freeze date is A + B + C + D where: A = the benefit Mr. Kopp and Mr. Larsen had accrued under an old formula in existence prior to 1988; B = 1.05% of average monthly compensation for the number of years of service not in excess of 35; C = 0.50% of average monthly compensation in excess of Social Security covered compensation for the number of years of service not in excess of 35; and D = 1.38% of average monthly compensation for the number of years of service in excess of 35. Compensation generally is the salary amount reported in the Summary Compensation Table (subject to the limit in the tax code), with the final average compensation being calculated based on the three highest calendar years of such pay. The formula provides the basic benefit payable for the life of the participant. If the participant receives an alternative form of payment, then the monthly benefit would be reduced accordingly. Mr. Kopp and Mr. Larsen are eligible for early retirement benefits because each has completed 15 years of service or more. Unreduced benefits are available at age 62. Benefits that commence prior to age 62 are reduced by a factor of not less than 5% per year.

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c.    Alliant Energy Excess Retirement Plan
We maintain an unfunded Excess Retirement Plan that provides funds for payment of retirement benefits where an employee’s retirement benefits exceed statutory limits applicable to the tax-qualified plans. The Excess Retirement Plan provides an amount equal to the difference between (i) the actual pension benefit payable under the Cash Balance Pension Plan and our actual contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan, and (ii) what such benefits and contributions would be if calculated without regard to any limitation imposed by the tax code on pension benefits or covered compensation.
d.    Alliant Energy Supplemental Retirement Plan
We maintain a DB SRP and a DC SRP, which are designed to create incentives for key executives to remain in our service by providing additional compensation payable only if the executive remains with us until retirement, disability or death. The DB SRP is an unfunded, defined benefit retirement plan. The DC SRP is an unfunded, defined contribution plan. The DB SRP was discontinued in 2008. We also do not anticipate providing any DC SRP benefits to any executives hired or promoted in or after 2013. Mr. Gallegos participates in the DC SRP only, not the DB SRP.
For Ms. Kampling, Mr. Hanson and Mr. Larsen, the DB SRP provides for payments in accordance with the formula A - (B + C + D) where: A = 50% of the participant’s average annual earnings (base salary plus annual performance pay) for the highest paid three consecutive years out of the last 10 years of the participant’s employment; B = benefits payable to the officer from the officer’s defined benefit plan; C = the aggregate Company contributions based on age and service to the Alliant Energy Corporation 401(k) Savings Plan; and D = the Excess Retirement Plan. The normal retirement date under the DB SRP is age 62 with at least 10 years of service; early retirement is at age 55 with at least 10 years of service and five or more years of continuous DB SRP employment. If a participant retires prior to age 62, the payment under the DB SRP is reduced by approximately 5% per year for each year the participant’s retirement date precedes his/her normal retirement date. This early retirement reduction factor is applied prior to any other offsets (described as B, C, or D above). Payment of benefits under the DB SRP commences six months after the participant’s retirement. At the timely election of the participant, benefits under the DB SRP will be made in a lump sum, in annual installments over a period of five years, or in monthly installments for 18 years. Participants made their elections in December 2008. Participants may change their form of payment once, provided that the new election is made at least 12 months prior to their retirement. If such an election is made, benefits under the DB SRP will not be paid for five years after they otherwise would have been.
For Ms. Kampling, Mr. Hanson and Mr. Larsen, if the monthly benefit is selected, and in either case the participant dies prior to receiving 12 years of payments, payments continue to any surviving spouse or dependent children, payable for the remainder of the 12-year period. In each case, if the five annual installments benefit is selected and the participant dies prior to receiving five annual payments, payments will continue to any surviving spouse or dependent children, payable for the remainder of the five-year period. If the participant dies while still employed by us, the designated beneficiary will receive a lump sum equal to the discounted value of retirement benefits for 12 years.
For Mr. Gallegos, the annual contribution to the DC SRP is equal to 12% of annual earnings, which consists of base salary and annual performance pay earned for the year. An annual interest credit is earned on Mr. Gallegos’ accounts based on the annual investment return of a benchmark S&P 500 index fund. The normal retirement date under the DC SRP is age 55 with at least five years of continuous SRP employment. Payment of benefits under the DC SRP commences six months after the participant’s retirement. Upon retirement, distribution from the plan is made in five annual installments.

ALLIANT ENERGY | 2016 Proxy Statement | 41

EXECUTIVE COMPENSATION

2015 NONQUALIFIED DEFERRED COMPENSATION
The table below sets forth certain information as of December 31, 2015 for each of our named executive officers with respect to the Alliant Energy Deferred Compensation Plan, which is described below.

Name	Executive Contributions in 2015 ($)(1)	Registrant Contributions in 2015 ($)(2)	Aggregate Earnings in 2015 ($)(3)	Aggregate Withdrawals/ Distributions in 2015 ($)	Aggregate Balance as of December 31, 2015 ($)(4)
Patricia L. Kampling	$193,737	$28,154	$5,810	$0	$430,388
Thomas L. Hanson	$115,375	$9,623	$4,832	$0	$831,568
James H. Gallegos	$23,635	$2,054	$2,362	$0	$122,927
Douglas R. Kopp	$56,831	$2,562	$282	$0	$193,893
John O. Larsen	$59,539	$5,885	-$1,186	$0	$969,179

(1)	The amounts reported are also reported under the “Salary” and “Non-Equity Incentive Plan Compensation” columns, as applicable, in the Summary Compensation Table.

(2)
The amounts reported are also reported under the “All Other Compensation” column in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

(3)
The following portion of the amounts reported in this column, which represents above-market interest on deferred compensation, is reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table:

Name	Above-Market Interest on Deferred Compensation
Patricia L. Kampling	$1,585
Thomas L. Hanson	$819
James H. Gallegos	$351
Douglas R. Kopp	$449
John O. Larsen	$3,342

(4)	The following amounts included in this column for the Alliant Energy Deferred Compensation Plan also have been reported in the “Total” column of the Summary Compensation Table for 2014 and 2013.

Name	Reported for 2014	Reported for 2013
Patricia L. Kampling	$109,442	$0
Thomas L. Hanson	$78,697	$62,934
James H. Gallegos	$34,242	$41
Douglas R. Kopp	$43,956	n/a
John O. Larsen	$56,581	$46,004
We maintain the Alliant Energy Deferred Compensation Plan ("AEDCP") under which participants, including our current named executive officers, may defer up to 100% of base salary and annual performance pay. Participants who have made the maximum allowed contribution to the Alliant Energy Corporation 401(k) Savings Plan may receive an additional credit from the Company to the AEDCP. The credit made in January 2015 was equal to 50% of A - B, where:
A = the lesser of (i) 8% of base salary for the plan year or (ii) the sum of the amounts (if any) contributed by the participant to the Alliant Energy Corporation 401(k) Savings Plan during the applicable year that were eligible for matching contributions under the Alliant Energy Corporation 401(k) Savings Plan, plus the amounts deferred by the participant during the applicable year under the AEDCP; and
B = the amount of any matching contributions under the Alliant Energy Corporation 401(k) Savings Plan on behalf of the participant for the applicable year.

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The participant may elect to have his or her deferrals credited to an Interest Account, Equity Account, Company Stock Account or Mutual Fund Account. Deferrals and matching contributions to the Interest Account receive an annual return based on the 10-year Treasury Bond Rate plus 1.50%. Deferrals and matching contributions credited to the Equity Account are treated as invested in an S&P 500 index fund. Deferrals and matching contributions credited to the Mutual Fund Account are treated as invested in a mutual fund or other investment vehicle offered under the Alliant Energy Corporation 401(k) Savings Plan as made available by our Investment Committee and selected by the participant. Deferrals and matching contributions credited to the Company Stock Account are treated as though invested in our common stock and are credited with dividend equivalents, which are treated as if reinvested. The shares of common stock identified as obligations under the AEDCP are held in a rabbi trust. Payments from the AEDCP due to death or retirement may be made in a lump sum or in annual installments for up to 10 years at the election of the participant. Payments from the AEDCP for any reason other than death or retirement are made in a lump sum. Participants are selected by our Chief Executive Officer. All of our current named executive officers are participants in the AEDCP.
We maintain a frozen legacy deferred compensation plan (the IES Deferred Compensation Plan) in which Mr. Larsen has a frozen account balance in the amount of $24,253 as of December 31, 2015. An interest credit is provided for the balance in the account at a rate of 11% for the balance in the account prior to July 1, 1993 and 9% on the remainder of the account. This plan was frozen on April 21, 1998, and since then, no amounts have been deferred to the account.

ALLIANT ENERGY | 2016 Proxy Statement | 43

EXECUTIVE COMPENSATION

2015 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
a.    Tables
The following tables describe potential payments and benefits under our compensation and benefit plans and arrangements to which our named executive officers would be entitled upon termination of employment and/or a change in control of our Company. The estimated amount of compensation payable to each of our named executive officers in each situation is listed in the following tables assuming that the termination and/or change in control of our Company occurred on December 31, 2015, and that our common stock is valued at $62.45, which was the closing market price for our common stock on December 31, 2015. The actual amount of payments and benefits can only be determined at the time of such a termination or change in control and therefore the actual amounts will vary from the estimated amounts in the following tables. Descriptions of the circumstances that would trigger payments or benefits to our named executive officers, the method under which such payments and benefits are determined under the circumstances, material conditions and obligations applicable to the receipt of payments or benefits, and other material factors regarding such agreements and plans, as well as other material assumptions that we have made in calculating the estimated compensation, follow these tables.

Patricia L. Kampling	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$900,000	$0	$5,725,575	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$10,982	$0	$65,893	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Performance-Contingent Restricted Stock	$2,805,254	$2,805,254	$1,433,914	$2,805,254	$1,433,914	$1,433,914
Unearned Performance Shares	$2,680,479	$2,680,479	$1,362,430	$2,680,479	$1,362,430	$1,362,430
Outplacement Services	$0	$0	$10,000	$0	$90,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	n/a	n/a
Total Pre-Tax Benefit	$5,485,733	$5,485,733	$3,717,326	$5,485,733	$8,687,812	$2,796,344

Thomas L. Hanson	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$450,000	$0	$1,588,170	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$7,115	$0	$28,461	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Performance-Contingent Restricted Stock	$746,965	$746,965	$383,318	$746,965	$383,318	$383,318
Unearned Performance Shares	$713,554	$713,554	$364,167	$713,554	$364,167	$364,167
Outplacement Services	$0	$0	$10,000	$0	$45,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	n/a	n/a
Total Pre-Tax Benefit	$1,460,519	$1,460,519	$1,214,600	$1,460,519	$2,419,116	$747,485

44 | ALLIANT ENERGY | 2016 Proxy Statement

EXECUTIVE COMPENSATION

James H. Gallegos	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$400,000	$0	$1,288,160	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$6,408	$0	$25,630	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Performance-Contingent Restricted Stock	$513,339	$513,339	$260,104	$513,339	$260,104	$260,104
Unearned Performance Shares	$490,732	$490,732	$247,198	$490,732	$247,198	$247,198
Outplacement Services	$0	$0	$10,000	$0	$40,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	n/a	n/a
Total Pre-Tax Benefit	$1,004,071	$1,004,071	$923,710	$1,004,071	$1,871,092	$507,302

Douglas R. Kopp	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$280,000	$0	$829,506	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$7,115	$0	$28,461	$0
Lump Sum SRP	$0	$0	$0	$0	$0	$0
Unearned Performance-Contingent Restricted Stock	$225,008	$225,008	$113,159	$225,008	$113,159	$113,159
Unearned Performance Shares	$215,202	$215,202	$107,643	$215,202	$107,643	$107,643
Outplacement Services	$0	$0	$10,000	$0	$28,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	n/a	n/a
Total Pre-Tax Benefit	$440,210	$440,210	$517,917	$440,210	$1,116,769	$220,802

John O. Larsen	Death	Disability	Involuntary Termination Without Cause	Retirement	Change in Control and Termination Without Cause or for Good Reason	Change in Control Without Termination
Triggered Payouts
Cash Termination Payment	$0	$0	$360,000	$0	$1,070,866	$0
Life, Medical, Dental Insurance Continuation	$0	$0	$10,982	$0	$43,929	$0
Lump Sum SRP	$0	$0	$0	$0	$682,000	$0
Unearned Performance-Contingent Restricted Stock	$371,016	$371,016	$191,159	$371,016	$191,159	$191,159
Unearned Performance Shares	$354,404	$354,404	$181,584	$354,404	$181,584	$181,584
Outplacement Services	$0	$0	$10,000	$0	$36,000	$0
Legal and Accounting Advisor Services	$0	$0	$0	$0	$10,000	$0
Excise Tax Cut Back	n/a	n/a	n/a	n/a	n/a	n/a
Total Pre-Tax Benefit	$725,420	$725,420	$753,725	$725,420	$2,215,538	$372,743

ALLIANT ENERGY | 2016 Proxy Statement | 45

EXECUTIVE COMPENSATION

b.    Change in Control Agreements
We currently have in effect Key Executive Employment and Severance Agreements ("KEESAs") with all our executive officers, including our named executive officers, and certain of our key employees. The KEESAs provide that each executive officer who is a party thereto is entitled to benefits if, within a period of up to three years (in the case of Ms. Kampling), or two years (in the case of Mr. Hanson, Mr. Gallegos, Mr. Kopp and Mr. Larsen) after a change in control of our Company (as defined below), or within 180 days prior thereto in connection with a change in control, the officer’s employment is ended through (a) termination by us, other than by reason of death or disability or for cause (as defined below), or (b) termination by the officer for good reason (as defined below).
The KEESAs provide the following benefits, each of which is reflected in the tables above, assuming the maximum potential amounts payable pursuant to the terms of the KEESAs:

•	reimbursement not to exceed 10% of the officer’s annual base salary for outplacement services;

•	continuation of life, medical and dental insurance coverage for up to three years (in the case of Ms. Kampling) or two years (in the case of Mr. Hanson, Mr. Gallegos, Mr. Kopp and Mr. Larsen);

•
full vesting of the officer’s accrued benefit under any SRP and in any defined contribution retirement plan, and deemed satisfaction of any minimum years of service requirement under the SRP (the amounts shown in the tables above assume a lump sum form of payment under the SRP using the 2016 lump sum interest rate of 2.14% and a single life annuity or lump sum payment under our qualified Cash Balance Pension Plan and nonqualified Excess Retirement Plan using a lump sum interest rate for payment commencing in fiscal 2016 (i.e., IRS PPA lump sum segment interest rate of 1.61%, 4.02%, and 5.03%)), provided that the SRP benefit will not be received until the executive officer reaches age 55;

•	full vesting of any time-based restricted stock;

•	payment at target of all performance plan awards pursuant to any long-term performance plan on a pro rata basis, unless the award cycle has been in effect less than six months;

•
a cash termination payment of up to three times (in the case of Ms. Kampling), or two times (in the case of Mr. Hanson, Mr. Gallegos, Mr. Kopp and Mr. Larsen) the sum of (i) the officer’s annual base salary, and (ii) the greater of the officer’s target annual performance pay for the year in which the termination date occurs, or the officer’s annual performance pay in the year prior to the change in control; and

•	reimbursement for up to $10,000 in legal or accounting advisor fees.
The KEESAs provide that if any portion of the benefits under the KEESAs, or under any other agreement, would constitute an excess parachute payment for purposes of the tax code, the executive officers may receive the better, on an after-tax basis, of either a payment $1 less than the maximum amount they may receive without becoming subject to the 20% excise tax, or receive the fully calculated payment subject to applicable excise taxes for which they would be personally responsible. The potential payment and benefit amounts shown in the table above assume the executive officers receive the full payment under the KEESAs without giving effect to the cutback provision.
In consideration of the KEESA benefits, the executive officer agrees not to compete with us for a period of one year after the executive officer leaves us, and to keep in confidence any proprietary information or confidential information for a period of five years after the executive officer leaves us. Both of these conditions can be waived in writing by our Chief Executive Officer and Board of Directors, respectively.
Under the KEESAs, a “change in control” is deemed to have occurred if:

•
any person (with certain exceptions set forth in the KEESAs) is or becomes the beneficial owner of securities representing 30% or more of our outstanding shares of common stock or combined voting power;

•	there is a change in a majority of our Board of Directors that is not approved by at least two-thirds of the existing directors;

•
our shareowners approve a merger, consolidation or share exchange with any other corporation (or the issuance of voting securities in connection with a merger, consolidation or share exchange) in which our shareowners control less than 50% of the combined voting power after the merger, consolidation or share exchange; or

•	our shareowners approve a plan of complete liquidation or dissolution or an agreement for the sale or disposition by us of all or substantially all of our assets.
Under the KEESAs, the term “cause” generally means:

•	engaging in intentional conduct that causes us demonstrable and serious financial injury;

•	conviction of a felony that substantially impairs the officer’s ability to perform duties or responsibilities; or

•	continuing willful and unreasonable refusal by an officer to perform duties or responsibilities.

46 | ALLIANT ENERGY | 2016 Proxy Statement

EXECUTIVE COMPENSATION

Under the KEESAs, the term “good reason” generally means:

•	a material breach of the agreement by us;

•	a material diminution in the officer’s base compensation;

•	a material diminution in the officer’s authority, duties or responsibilities, including a material diminution in the budget over which he or she retains authority; or

•
a material diminution in the authority, duties or responsibilities of the supervisor to whom the officer is required to report, including a requirement that he or she report to a corporate officer or employee instead of reporting directly to the Board of Directors.

The officer must notify the Company of the existence of the good reason event within 90 days of such event, and the Company must be given a 30-day period to cure the event.
c.    Performance-Contingent Restricted Stock Agreements and Performance Share Agreements
The agreements under which we have awarded performance-contingent restricted stock and performance shares to our executive officers prior to December 31, 2015 provide that:

•
if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of death, disability, or retirement after the end of the first performance year of the performance period, the officer will be entitled to the full value of the award earned;

•
if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of death, disability, or retirement during the first year of the performance period, the officer will be entitled to a prorated value of the award, determined at the end of the performance period, based on the ratio of the number of months the officer was employed during the performance period to 12 months;

•
if the performance contingency under the award is satisfied and if the officer’s employment is terminated by reason of involuntary termination without cause, the officer will be entitled to the prorated value of the award, determined at the end of the performance period, based on the ratio of (i) the number of months the officer was employed during the performance period to (ii) the total number of months in the performance period; and

•
if a change in control of our Company occurs, which is generally defined in the same manner as under the KEESAs, at least 180 days after the date of the award, the officer will be entitled to a prorated number of shares based on the ratio of (i) the number of months the officer was employed during the performance period up to the change in control to (ii) the total number of months in the performance period.

Retirement means the officer has reached age 55 and the officer’s age, in whole years, added to the number of whole years of the officer’s continuous employment with the Company, totals 65 or greater.
The tables above include the amounts attributable to the shares that would be received by our named executive officers valued at the closing price of our common stock on December 31, 2015, pro-rated as provided for in the applicable award agreement, and assuming, in the case of a termination by reason of death, disability, involuntary termination without cause, or retirement, that the applicable performance contingency was satisfied at target.
d.    Executive Severance Plan
We also maintain a general executive severance plan, which applies if an executive officer’s position is eliminated or significantly altered by us. The plan provides for a minimum level of severance pay equal to (i) lump sum payment of one times the officer’s annual base salary, (ii) up to 18 months of COBRA coverage, or to the extent eligible, retiree medical coverage (six months of either are paid by us), (iii) outplacement services and/or tuition reimbursement of up to $10,000, and (iv) access to our employee assistance program. Eligibility for benefits under this plan is conditioned on the executive's executing a severance agreement and release form. All executive severance packages of executive officers are approved by the Compensation and Personnel Committee.
e.    Pension Plans
The tables above do not include any amounts for the Alliant Energy Cash Balance Pension Plan or the Alliant Energy Excess Retirement Plan because these plans are impacted neither by the nature of the termination of employment nor whether there has been a change in control of our Company. The tables above also do not include any amounts for the SRP other than in the event of a termination after a change in control because that plan is not impacted by the nature of the termination of employment unless there has been a change in control of our Company, in which case the benefits under the SRP may be enhanced under the KEESAS as described above under “Change in Control Agreements.”

ALLIANT ENERGY | 2016 Proxy Statement | 47

EXECUTIVE COMPENSATION

Proposal Two-—ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We view executive compensation as an important matter both to us and to our shareowners. Pursuant to Section 14A of Securities Exchange Act of 1934, we are asking shareowners to vote, on a non-binding basis, on an advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussions contained in this Proxy Statement. We hold this advisory vote on the compensation of our named executive officers annually, with the next vote occurring at our 2017 Annual Meeting of Shareowners.
The Compensation and Personnel Committee of our Board of Directors oversees the development and implementation of our executive compensation programs. We have designed our compensation programs to align management’s interests with the interests of our shareowners and customers by directly linking a majority of the compensation of our named executive officers to defined performance standards that promote balance between the drive for near-term growth and long-term increase in shareowner value. The committee also designed our compensation programs to attract, retain and motivate key executives who are essential to the implementation of our strategic growth and development strategy. We are, therefore, asking shareowners to vote in favor of the resolution below.
The Compensation and Personnel Committee bases its executive compensation decisions on our core compensation objectives, as more fully described in the Compensation Discussion and Analysis, including the following:

•	Reward Strong Performance: motivate and reward executives to contribute to the achievement of our business objectives by aligning pay and performance through variable at-risk compensation

•
Align Executives’ and Shareowners’ Interests: align executive officers’ interests with those of our shareowners by delivering a significant proportion of total compensation through equity, tying a portion of our long-term performance pay directly to total shareowner return, and requiring executives to own Company stock

•	Competitive Positioning: attract and retain the best possible personnel through competitive compensation that is comparable to that of similar companies
We believe these objectives attract, retain and motivate a highly talented executive management team that is actively engaged in producing results for our shareowners and customers.
To emphasize performance standards and variable at-risk compensation, all of our short-term (annual) and equity-based awards in 2015 were granted contingent upon the achievement of performance goals. As a result, on average in the aggregate, approximately 56% to 80% of our named executive officers’ target total direct compensation for 2015 was dependent on performance. To ensure the appropriate focus on total shareowner return, 50% of target long-term performance awards are based on relative total shareowner return. Information demonstrating the link between our performance and executive compensation can be found in Section II of our Compensation Discussion and Analysis.
The advisory vote on the compensation of our named executive officers allows our shareowners to express their opinions about our executive compensation programs. As we seek to align our executive compensation programs with our performance results and shareowners’ interests, we ask that our shareowners approve the compensation of our named executive officers as disclosed in this Proxy Statement. Accordingly, for the reasons discussed above, the Board of Directors recommends that shareowners vote in favor of the following resolution:
“RESOLVED, that the shareowners approve, on an advisory basis, the compensation of the named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion contained in this Proxy Statement.”
The votes cast “FOR” must exceed the votes cast “AGAINST” the proposal at the Annual Meeting (assuming a quorum is present) to approve the compensation of our named executive officers as disclosed in this Proxy Statement. For purposes of determining the vote required for this proposal, abstentions and broker non-votes will have no impact on the vote. This advisory vote on the compensation of our named executive officers is not binding on us, our Board of Directors or the Compensation and Personnel Committee. However, our Board of Directors and the Compensation and Personnel Committee will review and consider the outcome of this advisory vote when making future compensation decisions for our named executive officers.

☑	The Board of Directors recommends a vote “FOR” approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

48 | ALLIANT ENERGY | 2016 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of our Board of Directors is composed of four directors, each of whom is independent under the NYSE corporate governance listing standards and applicable SEC rules. The Committee operates under a written charter adopted by the Board of Directors.
Our management is responsible for our internal controls and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing opinions on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States of America and on our internal control over financial reporting based on the criteria established by the Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. During 2015, the Committee discussed with the independent registered public accounting firm matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, SEC regulations (including Rule 2-07 of Regulation S-X) and NYSE requirements.
Our independent registered public accounting firm has provided to the Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The Committee has discussed the independence of the independent registered public accounting firm with the firm.
Based on the Committee’s reviews and discussions with management, the internal auditor and the independent registered public accounting firm referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015, for filing with the SEC.

AUDIT COMMITTEE
Patrick E. Allen (Chairman)
Michael L. Bennett
Thomas F. O'Toole
Dean C. Oestreich

ALLIANT ENERGY | 2016 Proxy Statement | 49

AUDIT FEES

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other permitted services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Committee of specifically defined audit and non-audit services after the Committee is provided with the appropriate level of details regarding the specific services to be provided. The policy does not permit delegation of the Committee’s authority to management. In the event the need for specific services arises between Committee meetings, the Committee has delegated to the Chairman of the Committee authority to approve permitted services provided that the Chairman reports any decisions to the Committee at its next scheduled meeting. In accordance with the policy, the Committee pre-approved all audit, audit-related, tax, and other permitted services performed by Deloitte & Touche LLP and its affiliates and related entities in 2015.
The fees that were billed to the Company by its independent registered public accounting firm for work performed on behalf of our Company and our subsidiaries for 2014 and 2015 were as follows:

Component	2014	2015
Audit Fees	$2,553,000	$2,569,000
Audit-Related Fees	$129,000	$134,000
Tax Fees	$0	$0
All Other Fees	$17,000	$14,000
Audit fees consisted of the fees billed for: (i) the audits of the consolidated financial statements of our Company and our subsidiaries included in our Form 10-K; (ii) the audit of the effectiveness of our internal controls over financial reporting; (iii) reviews of financial statements included in Form 10-Q filings; and (iv) services normally provided in connection with statutory and regulatory filings, such as financing transactions. Audit fees for 2015 also included fees billed for services related to a change in method of recording income taxes at IPL and WPL.
Audit-related fees consisted of the fees billed for services rendered related to employee benefits plan audits and other attest services.
All other fees consisted of license fees for accounting research software products and seminars.
The Company did not have any tax fees for 2014 or 2015.
The Audit Committee does not consider the provision of non-audit services by the independent registered public accounting firm described above to be incompatible with maintaining the independence of the independent registered public accounting firm. The Committee discussed with our internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of our internal controls and the overall quality of our financial reporting.

50 | ALLIANT ENERGY | 2016 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal Three—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016
In accordance with its charter, the Audit Committee of the Board of Directors appointed the firm of Deloitte & Touche LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries for 2016, as well as to report as to the effectiveness of our internal controls over financial reporting as of December 31, 2016, and is requesting that its shareowners ratify such appointment.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement. Further information about the services of Deloitte & Touche LLP, including the fees paid in 2014 and 2015, is set forth under “Fees Paid to Independent Registered Public Accounting Firm.”
The votes cast “FOR” must exceed the votes cast “AGAINST” the proposal at the Annual Meeting (assuming a quorum is present) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016. For purposes of determining the vote required for this proposal, abstentions will have no impact on the vote. If the appointment is not ratified, the failure by the shareowners to ratify will be considered by the Audit Committee as an indication that it should consider selecting another independent registered public accounting firm for the following fiscal year. Even if the shareowners ratify the appointment, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interest of the Company.

☑	The Board of Directors recommends that shareowners vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.

ALLIANT ENERGY | 2016 Proxy Statement | 51

GENERAL INFORMATION

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.	Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting, which will take place on May 13, 2016. As a shareowner, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this Proxy Statement.

2.	How do I attend the Annual Meeting?
If you are a registered shareowner, simply bring your photo identification to the Annual Meeting. If you are a beneficial owner of stock held by a broker, bank or other record holder (with your stock held in “street name”), your broker, bank or such other record holder will send you an admission card with the form of a proxy. If you do not receive the admission card with the form of a proxy in a timely manner, you may be admitted to the Annual Meeting by showing your most recent brokerage statement or other proof of ownership verifying your beneficial ownership of our common stock on March 15, 2016, the record date for voting. You should also bring your photo identification. Because seating is limited, admission will be limited to shareowners or their proxy holders who have an admission card or other proof of ownership.

3.	Who is entitled to vote at the Annual Meeting?
Only shareowners of record at the close of business on March 15, 2016 are entitled to vote at the Annual Meeting. As of the record date,113,562,651 shares of our common stock were issued and outstanding. Each shareowner is entitled to one vote for each share of our common stock held on the record date.

4.	What items are to be voted on in the Annual Meeting?
You may vote on the following proposals:

•	To elect the four (4) nominees named in this Proxy Statement as directors of the Company to serve for the terms expiring at the 2019 Annual Meeting of Shareowners

•	To approve, on a non-binding, advisory basis, the compensation of our named executive officers

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016

5.	How does the Board of Directors recommend I vote?
The Board of Directors recommends you vote "FOR" each of the three proposals.

6.	How do I vote?
You may vote your shares by proxy or in person at the Annual Meeting. Your Board of Directors recommends you vote by proxy even if you plan to attend the Annual Meeting. You may vote in one of four ways:
Online: You may vote by proxy online. Go to www.alliantenergy.com/eproxy and follow the instructions found on your proxy card
By Telephone: You may vote by proxy by calling the toll-free number found on the proxy card
By Mail: You may vote by proxy by filling out the proxy card and mailing it back in the envelope provided
In Person: You may attend the Annual Meeting and vote in person. Please bring your printed proxy card. Otherwise, the Company will give shareowners of record a ballot at the Annual Meeting
If you return your signed proxy card but do not mark the boxes showing how you wish to vote on one or more of the three proposals, your shares will be voted “FOR” each of the proposals listed in Question 4 above. If your proxy card is not signed, your votes will not be counted.
If your shares are held by a broker, bank or other record holder, you may direct the broker to vote your proxies as provided on the notice received from your broker. If you do not provide your broker, bank or other record holder with specific and timely voting instructions, your shares will not be voted except on Proposal Three—Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2016.
You will be asked to indicate whether you plan to attend the Annual Meeting when voting. We recommend you vote by proxy even if you plan to attend the Annual Meeting in person.

52 | ALLIANT ENERGY | 2016 Proxy Statement

GENERAL INFORMATION

7.	Can I change my vote?
Yes, you have the right to revoke your proxy at any time before the Annual Meeting by (a) providing written notice to our Corporate Secretary at 4902 North Biltmore Lane, Madison, Wisconsin 53718; or (b) appointing a new proxy prior to the start of the Annual Meeting.
Additionally, if you attend the Annual Meeting and wish to vote in person, you may revoke your proxy by oral notice at that time. Attendance at the Annual Meeting will not, by itself, cause your previously appointed proxy to be revoked.
If your shares are held by a bank, broker or other record holder on your behalf, you may submit voting instructions in accordance with the process provided by such record holder.

8.	What shares are included on the proxy card(s)?
Your proxy card(s) covers all of your shares of our common stock, including any shares held in your account under our Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan.

9.	How are shares voted that are held for employees in the Alliant Energy Corporation 401(k) Savings Plan?
Shares held in the Alliant Energy Corporation 401(k) Savings Plan will be included on the proxy card that covers all of your shares of our common stock as described in Question 8. You will not receive a separate proxy card for these shares.

10.	How does the proxy voting process work?
Only if the proxy card is voted as described above in Question 6 “How do I vote?” will the proxy be voted in accordance with your instructions. If a proxy is given, the persons named in the proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented for action at the meeting.
A quorum is met if at least a majority of the shares of our common stock entitled to vote is present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes count as present for establishing a quorum. If you have returned valid proxy instructions or vote in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you abstain from any matter introduced at the Annual Meeting.

11.	What is the required vote for each item on the proxy card, assuming a quorum is present?

•
Election of Directors — Directors will be elected by a plurality of the votes cast at the Annual Meeting. Shares not voted at the Annual Meeting (including broker non-votes) will not be counted as votes cast. The proxies solicited may be voted for a substitute nominee or nominees if any of the nominees are either unable to serve or for good reason will not serve — a contingency the Board of Directors does not currently anticipate. See Question 15 “What happens if a director nominee does not receive a majority of votes cast?” for information concerning our director resignation policy.

•
Advisory Vote on Compensation of Our Named Executive Officers — Approval of the advisory vote on executive compensation requires that the votes cast “FOR” the approval of our executive compensation exceed the votes cast “AGAINST” the proposal at the Annual Meeting. Abstentions and broker non-votes will have no impact on the vote.

•
Ratification of Appointment of Independent Registered Public Accounting Firm — Approval of the ratification of the appointment of our independent registered public accounting firm requires that the votes cast “FOR” the approval exceed the votes cast “AGAINST” the proposal at the Annual Meeting. Abstentions will have no impact on the vote, and there will be no broker non-votes with respect to the proposal because brokers may exercise their discretion to vote for or against the proposal in the absence of instruction from the beneficial owners.

12.	Is there any other business to be conducted?
Our Board of Directors does not know of any business to be considered at the Annual Meeting other than the three proposals set forth in this Proxy Statement and listed in Question 4 above.

13.	Who tabulates the votes?
The inspector of election appointed for the Annual Meeting will separately tabulate affirmative and negative votes (or "withheld" votes in the case of the election of directors), abstentions and broker non-votes.

ALLIANT ENERGY | 2016 Proxy Statement | 53

GENERAL INFORMATION

14.	Where and when will I be able to find the results of the voting?
The preliminary results of the voting will be announced at the Annual Meeting, or you may call us for the results at the information number shown on the Notice of Annual Meeting. We will also file the final voting results on a Current Report on Form 8-K with the SEC within four business days following the Annual Meeting.

15.	What happens if a director nominee does not receive a majority of votes cast?
Pursuant to our Corporate Governance Principles, any nominee for director in an uncontested election who receives a greater number of votes “withheld” than votes “for” his or her election is required to offer his or her resignation to the Chairman of the Board of Directors following certification of the shareowner vote. A Resignation Committee will promptly consider any resignation offers under our Director Resignation Policy and recommend to the Board of Directors, based on all relevant factors, whether to accept or reject the tendered resignation. The Board of Directors will then act on that recommendation no later than 90 days following the date of the shareowners’ meeting at which the election occurred. We will promptly publicly disclose the Board of Directors’ decision, including an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation. Full details of our majority voting policy are set forth on our website at www.alliantenergy.com/investors under the “Corporate Governance” link.

16.	What does it mean if I get more than one proxy card?
If your shares are registered differently and are in more than one account, then you will receive more than one proxy card. Be sure to vote all of your accounts to ensure that all of your shares are voted. When possible, we encourage you to have all accounts registered in the same name and address. You can do this by contacting Wells Fargo Shareowner Services at the address below:
Wells Fargo Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120
or
P. O. Box 64856
St. Paul, MN 55164-9442
1-800-356-5343
www.shareowneronline.com

17.	Are the 2015 Annual Report and these proxy materials available on the Internet?
Yes. As required by the SEC, our Proxy Statement and Annual Report are available to our shareowners electronically via the Internet. You can access these materials at www.alliantenergy.com/eproxy.

18.	How can I access future proxy materials and Annual Reports on the Internet?
If you are a shareowner of record, you can consent to access our future notices of shareowner meetings, proxy materials, and Annual Reports electronically through our website.
Selecting electronic access allows us to save on the cost of producing and mailing these materials. If shareowners want to consent to electronic access, they should simply mark the appropriate box on a proxy card or follow the instructions provided when voting over the Internet or by telephone. If you consent to access these materials over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those materials rather than receiving those proxy materials and the Annual Report by mail. Your consent will remain in effect unless it is revoked by writing to Wells Fargo Shareowner Services at the shareowner information address shown in Question 16 above.
If you consent to electronic access, then you will be responsible for your routine charges (e.g., online fees) in connection with electronic viewing and printing of proxy materials and Annual Reports. We will continue to distribute printed materials to shareowners who do not consent to access these materials electronically.
If your shares are held by a bank, broker or other record holder on your behalf, please refer to the information provided by such record holder for instructions on how to elect to view future proxy statements and Annual Reports over the Internet.

19.	When are shareowner proposals for the 2017 Annual Meeting due?
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”), all shareowner proposals to be considered for inclusion in our Proxy Statement for the 2017 Annual Meeting must be received at our principal office by December 1, 2016. In addition, any shareowner who intends to present a proposal, including director

54 | ALLIANT ENERGY | 2016 Proxy Statement

GENERAL INFORMATION

nominations, at the 2017 Annual Meeting must comply with the requirements set forth in our Bylaws. Our Bylaws state, among other things, that to bring business before an Annual Meeting, a shareowner must give written notice that complies with the Bylaws to our Corporate Secretary not later than 45 days in advance of the first anniversary of the date we mailed our Proxy Statement to shareowners for the prior year’s Annual Meeting. Accordingly, we must receive notice of a shareowner’s proposal submitted other than pursuant to Rule 14a-8, including director nominations, no later than February 14, 2017. If the notice is received after February 14, 2017, then the notice will be considered untimely and we are not required to present such proposal or director nomination at the 2017 Annual Meeting. The persons named in the proxies solicited by the Board of Directors for the 2017 Annual Meeting will use their discretion to vote proxies in certain cases if the shareowner does not comply with this deadline and in certain other cases notwithstanding the shareowner’s compliance with these deadlines.

20.	Who is our independent registered public accounting firm and how is it appointed?
Deloitte & Touche LLP audited our financial statements for 2015. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be given the opportunity to make a statement and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2016 and is recommending the appointment for ratification by shareowners.

21.	Who will bear the cost of soliciting proxies for the Annual Meeting and how will these proxies be solicited?
We will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers and employees who will not receive any additional compensation for these solicitation activities. We will pay banks, brokers, nominees and other fiduciaries reasonable charges and expenses incurred in forwarding the proxy materials to their principals. We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies at an estimated cost of $7,500, plus reimbursable out-of-pocket expenses.

22.	If more than one shareowner lives in my household, how can I obtain an extra copy of the Proxy Statement and the 2015 Annual Report?
Pursuant to SEC rules, services that deliver our communications to shareowners who hold their shares through a bank, broker or other holder of record may deliver to multiple shareowners sharing the same address a single copy of our Annual Report and Proxy Statement. Upon written or oral request, we will mail an additional copy of the Proxy Statement and the 2015 Annual Report to any shareowner at a shared address to which a single copy of the document was previously delivered, and we will continue to do so in the future, if requested. You may notify us of your request by calling or writing to us at the information address or number shown on the Notice of Annual Meeting. You may also access these materials at www.alliantenergy.com/eproxy. In addition, shareowners who receive multiple copies of our Annual Report and Proxy Statement may request delivery of single copies by contacting us in the manner provided above.

We will furnish to any shareowner, without charge, a copy of our 2015 Annual Report on Form 10-K. You may obtain a copy of the Form 10-K by writing Alliant Energy Shareowner Services at 4902 North Biltmore Lane, P.O. Box 14720, Madison, Wisconsin 53708-0720 or via email at shareownerservices@alliantenergy.com.

ALLIANT ENERGY | 2016 Proxy Statement | 55

ALLIANT ENERGY.

PRINTED WITH SOY INK. recycled paper

© 2016 Alliant Energy 2386109 • 71-1411 3/16 MJ

ALLIANT ENERGY

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

To vote by Internet or telephone, see reverse side of this proxy card.

2016 ANNUAL MEETING – May 13, 2016

The Board of Directors recommends a vote "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3, all of which are proposals of Alliant Energy Corporation.

1. Election of directors: Nominees for terms ending in 2019:
(01) Michael L. Bennett
(02) Deborah B. Dunie
(03) Darryl B. Hazel
(04) Thomas F. O'Toole

☐ FOR all nominees (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY (to vote for all nominees)

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's number in the box to the right.)

2. Advisory vote to approve named executive officer compensation. ☐ For ☐ Against ☐ Abstain

This proxy, when properly executed, will be voted in the manner directed herein by the shareowner. **If no direction is made, then the proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3, and in the discretion of the proxies upon such other matters what may properly come before the meeting or any adjournment or postponement thereof.**

I (we) will attend the annual meeting in Madison, WI. Registration is required at the meeting. ☐

(Important information contained on reverse side; please read.)

Date ______________________________

Signature(s) in Box

Please sign exactly as your name(s) appears on this Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing this Proxy.

ALLIANT ENERGY CORPORATION

2016 Annual Meeting of Shareowners

Friday, May 13, 2016, at 10:30 AM (Central Daylight Time)

Photo ID required for entry. The start time of the meeting is 10:30 AM

ALLIANT ENERGY.

To access the Alliant Energy Corporation Annual Report and proxy statement on the Internet, please open Alliant Energy's website at ***www.alliantenergy.com/eproxy***. We encourage you to check out Alliant Energy's website to see how easy and convenient it is. Click on the Annual Report link for the Annual Report and proxy statement. You may print or just view these materials.

For electronic delivery of future proxy materials, please visit www.proxyconsent.com/LNT

ALLIANT ENERGY.

Wells Fargo Shareowner Services
P.O. Box 64873
St. Paul, MN 55164-0873

proxy

This proxy is solicited on behalf of the Board of Directors of Alliant Energy Corporation.

The undersigned appoints Patricia L. Kampling and James H. Gallegos, or either of them, attorneys and proxies with the power of substitution to vote all shares of stock of Alliant Energy Corporation (the "Company"), held of record in the name of the undersigned (including any shares held or credited to the undersigned's account under the Company's Shareowner Direct Plan and the Alliant Energy Corporation 401(k) Savings Plan) at the close of business on March 15, 2016, at the Annual Meeting of Shareowners of the Company to be held at the Alliant Energy Center of Dane County, Madison, WI, at 10:30 a.m., and at all adjournments thereof, upon all matters that properly come before the meeting, including the matters described in the Company's Notice of Annual Meeting of Shareowners dated March 31, 2016, and accompanying proxy statement, subject to any directions indicated on the reverse side of this card. This proxy also serves as a voting instruction card to the trustee, JP Morgan, for shares, if any, held in the trust for the Alliant Energy Corporation 401(k) Savings Plan.

Your phone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy.

INTERNET
www.proxypush.com/LNT

PHONE
1-866-883-3382

MAIL